UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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AT&T Inc.

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Notice of AT&T INC.
2020 Annual Meeting of Stockholders
and Proxy Statement

TO OUR STOCKHOLDERS

Letter from the Chairman

and CEO

Dear Stockholders:

It’s a pleasure to invite you to our 2020 Annual Meeting of Stockholders. I hope you can join us on Friday, April 24, 2020, at 9:00 a.m. at the Moody Performance Hall, 2520 Flora Street, Dallas, Texas.

At this year’s meeting, we’ll update you on the progress we’re making as a modern media company.

You’ll hear about our launch plans for our innovative new streaming service, HBO Max, and why we’re so excited about its potential. We’ll also tell you how we’re building on the solid performance of our communications and entertainment businesses. And we’ll discuss our plans to grow revenues, free cash flow and earnings per share – as well as our capital allocation framework that enables us to continue investing in growth while maintaining a solid, steady dividend for you, our owners.

In recent years, you have seen us dramatically transform our company. But one thing has not – and will not – change. That’s our goal of delivering strong results for you and sustainable, long-term growth and success for AT&T. On behalf of the Board and our management team, thank you for your continued support.

Sincerely,

Randall Stephenson

Letter from the Lead Director

Dear Stockholders:

As your company’s Lead Independent Director, I’m proud of AT&T’s strong commitment to sound, forward-looking governance. The Board’s role is to keep our company focused on the long term and protect the interests of our shareholders. We do that by challenging conventional thinking and offering different points of view, all while maintaining a sharp focus on creating shareholder value.

We’ve worked hard to continuously refresh our Board and have added new directors with the skills and experience to guide our evolving business strategies.

I hope you’re able to join us at our Annual Meeting. Until then, please accept the gratitude of our entire Board for your confidence in AT&T.

Sincerely,

Matthew Rose

AT&T Inc. One AT&T Plaza Whitacre Tower 208 S. Akard Street Dallas, TX 75202

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To the holders of Common Stock of AT&T Inc.:

The 2020 Annual Meeting of Stockholders of AT&T Inc. will be held as follows:

When:	9:00 a.m. local time, Friday, April 24, 2020

Where:	Moody Performance Hall 2520 Flora Street Dallas, Texas 75201

The purpose of the annual meeting is to consider and take action on the following:

1.	Election of Directors
2.	Ratification of Ernst & Young LLP as independent auditors
3.	Advisory approval of executive compensation
4.	Any other business that may properly come before the meeting, including stockholder proposals

Holders of AT&T Inc. common stock of record at the close of business on February 26, 2020, are entitled to vote at the meeting and any adjournment of the meeting.

By Order of the Board of Directors.

Stacey Maris

Senior Vice President – Assistant General Counsel

and Secretary

March 11, 2020

YOUR VOTE IS IMPORTANT

Please sign, date and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

ATTENDING THE MEETING

If you are a registered holder and plan to attend the meeting in person, please bring the admission ticket (attached to the proxy card or the Notice of Internet Availability of Proxy Materials) to the Annual Meeting. If you do not have an admission ticket, you will be admitted upon presentation of identification.

If you hold your shares through a bank, broker, or other institution, you may obtain admission to the meeting by providing a proxy from the institution or by presenting proof of your ownership of AT&T common stock.

Important Notice

Regarding the

Availability of Proxy Materials

for the Stockholder Meeting

To Be Held on April 24, 2020:

The proxy statement and

annual report to security holders

are available at

www.edocumentview.com/att

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

ATTENDING THE MEETING

Only AT&T stockholders may attend the meeting.

Stockholders of Record (shares are registered in your name)

An admission ticket is attached to your proxy card or Annual Meeting Notice and Admission Ticket. If you plan to attend the Annual Meeting, please retain the admission ticket and bring it with you to the meeting. A stockholder of record who does not have an admission ticket will be admitted upon presentation of photo identification at the door.

Other Stockholders (shares are held in the name of a bank, broker, or other institution)

You may obtain admission to the meeting by presenting a proxy from the legal owner or by providing proof of your ownership of AT&T common stock, such as through a brokerage statement, and photo identification. To be able to vote at the meeting, you will need the bank, broker, or other record holder to give you a proxy.

VOTING RESULTS

The voting results of the Annual Meeting will be published no later than four business days after the annual meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations area of our website at www.att.com.

Agenda and Voting Recommendations

Item	Description	Board Recommendation	Page
MANAGEMENT PROPOSALS:
1	Election of Directors	FOR each nominee	3
2	Ratification of Ernst & Young LLP as auditors for 2020	FOR	11
3	Advisory Approval of Executive Compensation	FOR	12
STOCKHOLDER PROPOSALS:
4	Independent Board Chairman	AGAINST	13
5	Employee Representative Director	AGAINST	14
6	Improve Guiding Principles of Executive Compensation	AGAINST	15

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PROXY STATEMENT SUMMARY

Corporate Governance Highlights

DIRECTOR TENURE AND DIVERSITY

AT&T is a modern media company whose mission is to inspire human progress through the power of communications and entertainment. Over the past several years, we’ve made a series of strategic investments and are executing on our long-term strategy aligned with two unassailable trends: Consumers will continue to spend more time viewing premium content where, when and how they want; and businesses and consumers alike will continue to demand more connectivity, bandwidth and mobility.

We are committed to strong corporate governance that directly aligns with our long-term strategy. Since 2012, the Board has undergone a meaningful, deliberate shift, adding ten new directors with significant experience in key areas that align to the evolution of the strategy. The ongoing refreshment of the Board promotes the long-term interests of stockholders, strengthens Board and management accountability, and builds on our environmental, social and governance leadership.

The Corporate Governance section beginning on page 16 describes our governance framework, which includes the following highlights:

Name		Director Since	Principal Occupation

Randall L. Stephenson	59	2005	Chairman of the Board and CEO, AT&T Inc.

Samuel A. Di Piazza, Jr.	69	2015	Retired Global CEO, PricewaterhouseCoopers International Limited

Richard W. Fisher	70	2015	Former President and CEO, Federal Reserve Bank of Dallas

Scott T. Ford	57	2012	Member and CEO, Westrock Group, LLC

Glenn H. Hutchins	64	2014	Chairman, North Island and Co-Founder, Silver Lake

William E. Kennard	63	2014	Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission

Debra L. Lee	65	2019	Chief Executive Officer, Leading Women Defined, Inc.

Stephen J. Luczo	63	2019	Managing Partner, Crosspoint Capital Partners, L.P.

Michael B. McCallister	67	2013	Retired Chairman of the Board and CEO, Humana Inc.

Beth E. Mooney	65	2013	Chairman and CEO, KeyCorp

Matthew K. Rose	60	2010	Retired Chairman and CEO, Burlington Northern Santa Fe, LLC

Cynthia B. Taylor	58	2013	President and CEO, Oil States International, Inc.

Laura D’Andrea Tyson*	72	1999	Distinguished Professor of the Graduate School, Haas School of Business, and Chair of the Blum Center for Developing Economies Board of Trustees at the University of California, Berkeley

Geoffrey Y. Yang	61	2016	Founding Partner and Managing Director, Redpoint Ventures

All Directors are independent, except for Mr. Stephenson.

*Retiring at 2020 Annual Meeting

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PROXY STATEMENT SUMMARY

We are committed to strong corporate governance policies that promote the long-term interests of stockholders, strengthen Board and management accountability, and build on our environmental, social and governance leadership.. The Corporate Governance section beginning on page 16 describes our governance framework, which includes the following highlights:

✓ Independent Lead Director ✓ 12 independent Director nominees ✓ Demonstrated Board refreshment and diversity ✓ Independent Audit, Human Resources, and Corporate Governance and Nominating Committees

✓  Regular sessions of non-management Directors

✓  Annual election of Directors by majority vote

✓  Long-standing commitment to sustainability

✓  Stockholder right to call special meetings

✓  Clawback policy

✓  Proxy Access

CORPORATE RESPONSIBILITY

AT&T’s commitment to corporate responsibility means integrating it throughout our business; including how we manage environmental, social and governance (ESG) topics. The Public Policy and Corporate Reputation Committee assists the Board in its oversight of policies related to corporate social responsibility including public policy issues affecting AT&T, its stockholders, employees, customers, and the communities in which it operates. The Corporate Responsibility section, beginning on page 30, outlines our approach to these issues. The following is a summary of key 2019 highlights in ESG:

iii

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

2019 Program Enhancement

The Committee approved Net-Debt-to-Adjusted-EBITDA as a new performance metric to further align management’s focus on AT&T’s stated strategy to reduce debt. This metric has a 20% weighting for determining 2019 short-term incentive awards (payable 2020) for all Executive Officers.

The narrative on pages 37-63 more fully describes how the Committee, with the input of its consultant, and taking into account feedback from stockholders has designed and evolved our Executive Officer compensation and benefits program using the Committee’s guiding pay principles as the pillars of the program. We also outline how we establish pay targets and how actual Executive Officer pay is determined. Finally, we provide a description of other benefits.

PAY AND PERFORMANCE AT A GLANCE*

2019 Corporate Short Term Awards				Long Term Award – Performance Share Component Results for 2017-2019 Performance Period
Metric	Metric Weight	Attainment	Payout%	Metric	Metric Weight	Achievement	Payout%
2019 EPS	80%	98%	85%	3-Year ROIC	100%	7.00%	100%
2019 Net-Debt-to-Adjusted-EBITDA	20%	100.3%	101%	3-Year Relative TSR Payout Modifier	+10%, 0%, or -10%	Quartile 4	-10%
Weighted Average Payout			88%	Final Payout			90%

*See	performance adjustments beginning on page 48.

Our Practices	What We Don’t Do

✓ Pay for Performance: Tie compensation to performance by setting clear and challenging performance metrics/goals, including stock price performance for long term compensation.

✓Multiple Performance Metrics and Time Horizons: Use multiple performance metrics and multi-year vesting timeframes to balance short- and long-term focus.

✓ Stock Ownership and Holding Period Requirements: NEOs must comply with common stock ownership guidelines and hold the equivalent of 25% of post-2015 stock award distributions until termination of employment.

✓Regular Engagement with Stockholders: We regularly engage with stockholders to seek input regarding executive compensation matters.

✓Dividend Equivalents: Paid at the end of the performance period on earned Performance Shares.

✓Compensation-Related Risk Review: Performed annually to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

✓ Clawback Policy: Provides for the recovery of previously paid executive compensation for any fraudulent or illegal conduct.

✓ Severance Policy: Limits payments to 2.99 times salary and target bonus.

✘No “Single Trigger” Change in Control Provisions: No accelerated vesting of equity awards upon a change in control.

✘No Tax Gross-Ups, except in extenuating circumstances.

✘No Credit for Unvested Shares when determining compliance with stock ownership guidelines.

✘No Repricing or Buy-Out of underwater stock options.

✘ No Hedging or Short Sales of AT&T stock or stock based awards.

✘ No Supplemental Executive Retirement Benefits for officers promoted/hired after 2008.

✘ No Guaranteed Bonuses.

✘ No Excessive Dilution: Our annual equity grants represent less than 1% of the total outstanding common stock each year. As of April 30, 2019, our total dilution was 1.0% of outstanding stock.

iv

1	GENERAL
3	VOTING ITEMS
3	Management Proposal – Item No. 1 - Election of Directors
11	Management Proposal – Item No. 2 - Ratification of the Appointment of Ernst & Young as Independent Auditors
12	Management Proposal – Item No. 3 - Advisory Approval of Executive Compensation
13	Stockholder Proposals – Items No. 4 - 6
16	CORPORATE GOVERNANCE
16	Role of the Board
16	Board’s Role in Risk Oversight
17	Ethics and Compliance Program
17	Board Leadership Structure
17	Duties and Responsibilities
18	Director Nomination Process
19	Experience and Qualifications of Our Director Nominees
20	Director Independence
21	Board Committees
23	Stockholder Engagement
23	Public Policy Engagement
23	Communicating with Your Board
24	Annual Multi-Step Board Evaluations
25	Related Person Transactions
26	Director Compensation
26	Director Plans
27	2019 Director Compensation Table
28	Common Stock Ownership
29	Directors and Officers
30	CORPORATE RESPONSIBILITY
34	AUDIT COMMITTEE
37	COMPENSATION DISCUSSION AND ANALYSIS
38	Executive Summary
41	Role of the Human Resources Committee
47	How NEOs Were Paid for Performance in 2019
54	Named Executive Officer Compensation
59	2019 Long Term Grants
65	EXECUTIVE COMPENSATION TABLES
78	OTHER INFORMATION
78	Availability of Corporate Government Documents
78	Stockholder Proposals and Director Nominees
78	Householding Information
78	Cost of Proxy Solicitation
79	CEO Pay Ratio
80	Annex A

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Inc. (AT&T, the Company, or we) for use at the 2020 Annual Meeting of Stockholders of AT&T. The meeting will be held at 9:00 a.m. local time on Friday, April 24, 2020, at the Moody Performance Hall, 2520 Flora Street, Dallas, Texas 75201.

The purpose of the meeting is set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and form of proxy are being sent or made available beginning March 11, 2020, to stockholders who were record holders of AT&T’s common stock, $1.00 par value per share, at the close of business on February 26, 2020. These materials are also available at www.edocumentview.com/att. Each share entitles the registered holder to one vote. As of February 26, 2020, there were 7,183,105,638 shares of AT&T common stock entitled to vote at the meeting.

To constitute a quorum to conduct business at the meeting, stockholders representing at least 40% of the shares of common stock entitled to vote at the meeting must be present or represented by proxy.

Each share of AT&T common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All matters, except as provided below, are determined by a majority of the votes cast, unless a greater number is required by law or our Certificate of Incorporation for the action proposed. A majority of votes cast means the number of votes cast “for” a matter exceeds the number of votes cast “against” such matter.

If the proxy is submitted and no voting instructions are provided, the person or persons designated on the card will vote the shares for the election of the Board of Directors’ nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described in this Proxy Statement.

Election of Directors

In the election of Directors, each Director is elected by the vote of the majority of the votes cast with respect to that Director’s election. Under our Bylaws, if a nominee for Director is not elected and the nominee is an existing Director standing for re-election (or incumbent Director), the Director must promptly tender his or her resignation to the Board, subject to the Board’s acceptance. The Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any Director who tenders his or her resignation as described above will not participate in the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation.

If the number of persons nominated for election as Directors as of ten days before the record date for determining stockholders entitled to notice of or to vote at such meeting shall exceed the number of Directors to be elected, then the Directors shall be elected by a plurality of the votes cast. Because no persons other than the incumbent Directors have been nominated for election at the 2020 Annual Meeting, the majority vote provisions will apply.

Advisory Vote on Executive Compensation

The advisory vote on executive compensation is non-binding, and the preference of the stockholders will be determined by the choice receiving the greatest number of votes.

All Other Matters to be Voted Upon

All other matters at the 2020 Annual Meeting will be determined by a majority of the votes cast.

Abstentions

Except as noted above, shares represented by proxies marked “abstain” with respect to the proposals described on the proxy card and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters.

1

GENERAL

Broker Non-Votes

Under the rules of the NYSE, on certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. On all other matters, brokers are prohibited from voting uninstructed shares. In instances where brokers are prohibited from exercising discretionary authority (so-called broker non-votes), the shares they hold are not included in the vote totals.

At the 2020 Annual Meeting, brokers will be prohibited from exercising discretionary authority with respect to each of the matters submitted other than the ratification of the auditors. As a result, for each of the matters upon which the brokers are prohibited from voting, the broker non-votes will have no effect on the results.

VOTING

Stockholders of Record

Stockholders whose shares are registered in their name on the Company records (also known as “stockholders of record”) will receive either a proxy card by which they may indicate their voting instructions or a notice on how they may obtain a proxy. Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the form of proxy. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

All shares represented by proxies will be voted by one or more of the persons designated on the form of proxy in accordance with the stockholders’ directions. If the proxy card is signed and returned or the proxy is submitted by telephone or through the Internet without specific directions with respect to the matters to be acted upon, it will be treated as an instruction to vote such shares in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before the proxy is voted at the meeting by giving written notice of revocation to the Secretary of AT&T, by submitting a later-dated proxy, or by attending the meeting and voting in person. The Chairman of the Board will announce the closing of the polls during the Annual Meeting. Proxies must be received before the closing of the polls in order to be counted.

A stockholder may designate a person or persons other than those persons designated on the form of proxy to act as the stockholder’s proxy by striking out the name(s) appearing on the proxy card, inserting the name(s) of another person(s), and delivering the signed card to that person(s). The person(s) designated by the stockholder must present the signed proxy card at the meeting in order for the shares to be voted.

Shares Held Through a Broker, Nominee, Fiduciary, or Other Custodian

Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted.

Shares Held on Your Behalf under Company Benefit Plans or under The DirectSERVICE Investment Program

The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the AT&T Retirement Savings Plan; the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; and the BellSouth Savings and Security Plan. Subject to the trustee’s fiduciary obligations, shares in each of the above employee benefit plans for which instructions are not received will not be voted. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by April 21, 2020.

In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator under The DirectSERVICE Investment Program sponsored and administered by Computershare Trust Company, N.A. (AT&T’s transfer agent) for shares held on behalf of plan participants.

If a stockholder participates in the plans listed above and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please submit proxies for all of the shares you own.

2

VOTING ITEMS

MANAGEMENT PROPOSALS

Item No. 1 - Election of Directors

Under our Bylaws, the Board of Directors has the authority to determine the size of the Board and to fill vacancies. Currently, the Board is comprised of 14 Directors, one of whom is an Executive Officer of AT&T. There are no vacancies on the Board. Under AT&T’s Corporate Governance Guidelines, a Director will not be nominated by the Board for re-election if the Director would be 72 or older at the time of the election.

Laura D’Andrea Tyson will retire at the 2020 Annual Meeting and will not stand for re-election. Accordingly, the Board has voted to reduce its size to 13 Directors effective immediately before the meeting.

The Board of Directors has nominated the 13 persons listed below for election as Directors to one-year terms of office that would expire at the 2021 Annual Meeting. Each of the nominees is an incumbent Director of AT&T recommended for re-election by the Corporate Governance and Nominating Committee. In making these nominations, the Board reviewed the background of the nominees (each nominee’s biography can be found beginning on the next page) and determined to nominate each of the current Directors for re-election, other than the retiring Director.

The Board believes that each nominee has valuable individual skills, attributes, and experiences that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of a large and varied enterprise like AT&T. As indicated in the following biographies and under “Experience and Qualifications of Our Director Nominees” on page 4, the nominees have exhibited significant leadership skills and extensive experience in a variety of fields, each of which the Board believes provides valuable knowledge about important elements of AT&T’s business.

If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

The Board recommends you vote FOR each of the following candidates:

Name	Age	Director Since	Principal Occupation

Randall L. Stephenson	59	2005	Chairman of the Board and CEO, AT&T Inc.

Samuel A. Di Piazza, Jr.	69	2015	Retired Global CEO, PricewaterhouseCoopers International Limited

Richard W. Fisher	70	2015	Former President and CEO, Federal Reserve Bank of Dallas

Scott T. Ford	57	2012	Member and CEO, Westrock Group, LLC

Glenn H. Hutchins	64	2014	Chairman, North Island and Co-Founder, Silver Lake

William E. Kennard	63	2014	Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission

Debra L. Lee	65	2019	Chief Executive Officer, Leading Women Defined, Inc.

Stephen J. Luczo	63	2019	Managing Partner, Crosspoint Capital Partners, L.P.

Michael B. McCallister	67	2013	Retired Chairman of the Board and CEO, Humana Inc.

Beth E. Mooney	65	2013	Chairman and CEO, KeyCorp

Matthew K. Rose	60	2010	Retired Chairman and CEO, Burlington Northern Santa Fe, LLC

Cynthia B. Taylor	58	2013	President and CEO, Oil States International, Inc.

Geoffrey Y. Yang	61	2016	Founding Partner and Managing Director, Redpoint Ventures

All Director nominees are independent, except for Mr. Stephenson.

3

VOTING ITEMS

SUMMARY OF BOARD NOMINEE SKILLS, ATTRIBUTES AND EXPERIENCE

The table below summarizes the key skills, attributes or experiences of each of our director nominees that are most relevant to their board service. The fact that a specific area of focus or experience is not designated does not mean the director nominee does not possess that attribute or expertise. Rather, the attributes or experiences noted below are those reviewed by the Corporate Governance and Nominating Committee and the Board in making nomination decisions and as part of the Board succession planning process.

Senior Leadership	●	●	●	●	●	●	●	●	●	●	●	●	●
Global Perspective	●	●	●	●		●		●				●	●
Government/Regulatory	●	●	●	●	●	●			●	●	●
Strategic Planning/M&A	●	●	●	●	●		●	●	●	●	●	●	●
Consumer Focus	●			●			●		●	●
Human Capital Management	●	●		●	●		●	●	●	●	●	●
Investment/Finance	●	●	●	●	●	●		●		●		●	●
Media & Entertainment	●	●				●	●						●
Technology/Innovation	●				●			●					●
Telecom	●			●		●

RANDALL L. STEPHENSON Age: 59 Director since: 2005 Occupation: Chairman of the Board and Chief Executive Officer of AT&T Inc.	Committees: • Executive (Chair)
EXPERIENCE

Mr. Stephenson is Chairman of the Board and Chief Executive Officer of AT&T Inc. and has served in this capacity since 2007, having also served as President from 2007 through September 2019. He has held a variety of high-level finance, operational, and marketing positions with AT&T, including serving as Chief Operating Officer from 2004 until his appointment as Chief Executive Officer in 2007 and as Chief Financial Officer from 2001 to 2004. He began his career with the Company in 1982. Mr. Stephenson received his B.S. in accounting from Central State University (now known as the University of Central Oklahoma) and earned his Master of Accountancy degree from the University of Oklahoma.

PAST PUBLIC COMPANY DIRECTORSHIPS
The Boeing Company (2016-2017); Emerson Electric Co. (2006-2017)
SKILL AND QUALIFICATIONS

Mr. Stephenson has nearly 40 years of experience in the telecommunications industry and has demonstrated the ability to lead AT&T and guide its strategy and evolution in a changing industry landscape. He has intimate knowledge of our Company, values and culture through many years of executive leadership experience across various divisions of our organization, including operations and marketing.

Senior Leadership	Investment/Finance	Strategic Planning/M&A
Government/Regulatory	Media & Entertainment	Technology/Innovation
Consumer Focus	Global Perspective	Telecom
Human Capital Management

4

VOTING ITEMS

SAMUEL A. DI PIAZZA, JR. Age: 69 Director since: 2015 Occupation: Retired Global Chief Executive Officer of PricewaterhouseCoopers International Limited	Committees: • Audit (Chair) • Executive • Public Policy and Corporate Reputation
EXPERIENCE

Mr. Di Piazza served as Global Chief Executive Officer of PricewaterhouseCoopers International Limited (an international professional services firm) from 2002 until his retirement in 2009. Mr. Di Piazza began his 36-year career with PricewaterhouseCoopers (PwC, formerly Coopers & Lybrand) in 1973 and was named Partner in 1979 and Senior Partner in 2000. From 1979 to 2002, Mr. Di Piazza held various regional leadership positions with PwC. After his retirement from PwC, Mr. Di Piazza joined Citigroup where he served as Vice Chairman of the Global Corporate and Investment Bank from 2011 until 2014. Since 2010, Mr. Di Piazza has served as the Chairman of the Board of Trustees of The Mayo Clinic. He received his B.S. in accounting from the University of Alabama and earned his M.S. in tax accounting from the University of Houston. He served as a Director of DIRECTV from 2010 until the company was acquired by AT&T Inc. in 2015.

OTHER PUBLIC COMPANY DIRECTORSHIPS
Jones Lang LaSalle Incorporated; ProAssurance Corporation; and Regions Financial Corporation
PAST PUBLIC COMPANY DIRECTORSHIPS
DIRECTV (2010-2015)
SKILLS AND QUALIFICATIONS

Mr. Di Piazza brings significant executive and business leadership through his management of a multi-cultural, complex professional services organization serving clients around the world. He has significant global accounting, cyber and financial experience, and extensive knowledge of the entertainment business, including from his prior service as a Director of DIRECTV, a digital entertainment services company. He also has experience with sustainability and social responsibility as a former director on the UN Global Compact Board and former Chairman of the World Business Council for Sustainable Development.

Senior Leadership	Investment/Finance	Strategic Planning/M&A
Government/Regulatory	Media & Entertainment	Human Capital Management
Global Perspective

RICHARD W. FISHER Age: 70 Director since: 2015 Occupation: Former President and Chief Executive Officer of Federal Reserve Bank of Dallas	Committees: • Corporate Development and Finance • Corporate Governance and Nominating
EXPERIENCE

Mr. Fisher served as President and Chief Executive Officer of the Federal Reserve Bank of Dallas from 2005 until March 2015. He has been Senior Advisor to Barclays PLC (a financial services provider) since 2015. From 2001 to 2005, Mr. Fisher was Vice Chairman and Managing Partner of Kissinger McLarty Associates (a strategic advisory firm). From 1997 to 2001, Mr. Fisher served as Deputy U.S. Trade Representative with the rank of Ambassador. Previously, he served as Managing Partner of Fisher Capital Management and Fisher Ewing Partners LP (investment advisory firms) and prior to that was Senior Manager of Brown Brothers Harriman & Co. (a private banking firm). He is an Honorary Fellow of Hertford College, Oxford University, and a Fellow of the American Academy of Arts and Sciences. Mr. Fisher received his B.A. in economics from Harvard University and earned his M.B.A. from Stanford University.

OTHER PUBLIC COMPANY DIRECTORSHIPS
PepsiCo, Inc.; Tenet Healthcare Corporation
SKILLS AND QUALIFICATIONS

Mr. Fisher has extensive knowledge of financial matters and expertise in international markets, trade and regulatory frameworks. He brings strategy, leadership and risk oversight experience, including his prior experience chairing a Federal Reserve committee on information technology architecture and cybersecurity risks for five years.

Senior Leadership	Investment/Finance	Strategic Planning/M&A
Government/Regulatory	Global Perspective

5

VOTING ITEMS

SCOTT T. FORD Age: 57 Director since: 2012 Occupation: Member and Chief Executive Officer of Westrock Group, LLC	Committees: • Corporate Development and Finance (Chair) • Executive • Human Resources
EXPERIENCE

Mr. Ford founded Westrock Group, LLC (a private investment firm in Little Rock, Arkansas) in 2013, where he has served as Member and Chief Executive Officer since its inception. Westrock Group operates Westrock Coffee Company, LLC (a fully integrated coffee company), which Mr. Ford founded in 2009, and where he has served as Chief Executive Officer since 2009. Westrock Group also operates Westrock Asset Management, LLC (a global alternative investment firm), which Mr. Ford founded in 2014, and where he has served as Chief Executive Officer and Chief Investment Officer since 2014. Mr. Ford previously served as President and Chief Executive Officer of Alltel Corporation (a provider of wireless voice and data communications services) from 2002 to 2009 and served as an executive member of Alltel Corporation’s board of directors from 1996 to 2009. He also served as Alltel Corporation’s President and Chief Operating Officer from 1998 to 2002. Mr. Ford led Alltel through several major business transformations, culminating with the sale of the company to Verizon Wireless in 2009. Mr. Ford received his B.S. in finance from the University of Arkansas, Fayetteville.

PAST PUBLIC COMPANY DIRECTORSHIPS
Bear State Financial, Inc. (2011-2018)
SKILLS AND QUALIFICATIONS

Mr. Ford brings extensive experience in the telecommunications industry through his leadership of a large, publicly traded wireless and wireline communications company. He has experience managing complex business operations in various regulatory environments internationally, and has led several major business transformations, including the spin-off of Windstream and Alltel.

Consumer Focus	Investment/Finance	Strategic Planning/M&A
Senior Leadership	Global Perspective	Telecom
Government/Regulatory	Human Capital Management

GLENN H. HUTCHINS Age: 64 Director since: 2014 Occupation: Chairman, North Island and Co-Founder, Silver Lake	Committees: • Corporate Development and Finance • Public Policy and Corporate Reputation
EXPERIENCE

Mr. Hutchins is Chairman of North Island (a family investment office, aka Tide Mill, LLC, based in New York, New York) and has served in this capacity since 2013. He is also a co-founder of Silver Lake (a technology investment firm based in New York, New York and Menlo Park, California), which was founded in 1999, and where Mr. Hutchins served as Co-CEO until 2011 and as Managing Director from 1999 until 2011. Prior to that, Mr. Hutchins was Senior Managing Director at The Blackstone Group (a global investment firm) from 1994 to 1999. Mr. Hutchins served as Chairman of the Board of SunGard Data Systems Inc. (a software and technology services company) from 2005 until 2015. He is a Director of the Federal Reserve Bank of New York and Co-Chairman of the Brookings Institution. Previously, Mr. Hutchins served as a Special Advisor in the White House on economic and health-care policy from 1993 to 1994 and as Senior Advisor on the transition of the Administration from 1992 to 1993. He holds an A.B. from Harvard College, an M.B.A. from Harvard Business School, and a J.D. from Harvard Law School.

OTHER PUBLIC COMPANY DIRECTORSHIPS
Virtu Financial, Inc.
PAST PUBLIC COMPANY DIRECTORSHIPS
Nasdaq, Inc. (2005-2017)
SKILLS AND QUALIFICATIONS

Mr. Hutchins brings extensive experience in areas that intersect technology, innovation and investment, along with financial, public policy and strategic planning experience. As the co-founder and co-CEO of a global investment firm, he brings significant leadership, business planning and human capital management expertise.

Senior Leadership	Investment/Finance	Strategic Planning/M&A
Government/Regulatory	Human Capital Management	Technology/Innovation

6

VOTING ITEMS

WILLIAM E. KENNARD Age: 63 Director since: 2014 Occupation: Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission	Committees: • Corporate Governance and Nominating • Public Policy and Corporate Reputation

EXPERIENCE

Mr. Kennard served as the United States Ambassador to the European Union from 2009 to 2013. From 2001 to 2009, Mr. Kennard was Managing Director of The Carlyle Group (a global asset management firm) where he led investments in the telecommunications and media sectors. Mr. Kennard served as Chairman of the U.S. Federal Communications Commission from 1997 to 2001. Before his appointment as FCC Chairman, he served as the FCC’s General Counsel from 1993 until 1997. Mr. Kennard joined the FCC from the law firm of Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper) where he was a partner and member of the firm’s board of directors. Mr. Kennard received his B.A. in communications from Stanford University and earned his law degree from Yale Law School.

OTHER PUBLIC COMPANY DIRECTORSHIPS Duke Energy Corporation; Ford Motor Company; and MetLife, Inc.

SKILLS AND QUALIFICATIONS

Mr. Kennard brings expertise in the global telecommunications and media industries including knowledge of the complex regulatory and policy landscape for communications, consumer perspective, and an understanding of the technological and strategic shifts in the industries. He also has experience in international trade and global investment.

Senior Leadership	Investment/Finance	Global Perspective
Government/Regulatory	Media & Entertainment	Telecom

DEBRA L. LEE Age: 65 Director since: July 2019 Occupation: Chief Executive Officer of Leading Women Defined, Inc.	Committees: • Public Policy and Corporate Reputation

EXPERIENCE

Ms. Lee is Chief Executive Officer of Leading Women Defined, Inc. (an association of U.S. strategic thought leaders, located in Beverly Hills, California), which she founded in 2009. She has served in this capacity since June 2018. Ms. Lee served as Chairman and Chief Executive Officer of BET Networks (a global media and entertainment subsidiary of Viacom, Inc., headquartered in New York, New York) from 2006 until her retirement in 2018. Ms. Lee joined BET Networks in 1986 and served in several leadership roles, including President and Chief Executive Officer (2005-2006), President and Chief Operating Officer (1995-2005), and Executive Vice President and General Counsel (1986-1995). Ms. Lee holds a B.A. in political science from Brown University, a master’s in public policy from Harvard University John F. Kennedy School of Government, and a J.D. from Harvard Law School.

OTHER PUBLIC COMPANY DIRECTORSHIPS Burberry Group plc; Marriott International, Inc.

PAST PUBLIC COMPANY DIRECTORSHIPS Revlon, Inc. (2006-2015); Twitter, Inc. (2016-2019); and WGL Holdings, Inc. (2000-2018)

SKILLS AND QUALIFICATIONS

Ms. Lee has extensive leadership in the media and entertainment industry. She brings strong operational and transformational experience through the development and execution of innovative strategic plans.

Senior Leadership	Human Capital Management	Strategic Planning/M&A
Consumer Focus	Media & Entertainment

7

VOTING ITEMS

STEPHEN J. LUCZO Age: 63 Director since: November 2019 Occupation: Managing Partner of Crosspoint Capital Partners, L.P.	Committees: • Corporate Development and Finance

EXPERIENCE

Mr. Luczo is a Managing Partner of Crosspoint Capital Partners, L.P. (a private equity investment firm focused on the cybersecurity and privacy sectors located in Woodside, California) and has served in this capacity since February 2020. He is also Chairman of the Board of Seagate Technology plc (a global provider of data storage technology and solutions in Cupertino, California) and has served in this capacity since 1998. Mr. Luczo also served as Chief Executive Officer from 1998 to 2004 and from 2009 to 2017. He joined Seagate in 1993 as Senior Vice President of Corporate Development. Prior to joining Seagate, Mr. Luczo held various roles in investment banking. He holds an A.B. in economics from Stanford University and earned an M.B.A. from Stanford Graduate School of Business.

OTHER PUBLIC COMPANY DIRECTORSHIPS Morgan Stanley; Seagate Technology plc

SKILLS AND QUALIFICATIONS

Mr. Luczo brings deep experience in technology, business development, strategic planning, and operations through his leadership at Seagate, a global technology company. He has significant experience in financial matters and executing strategic cost initiatives and transactions.

Senior Leadership	Investment/Finance	Strategic Planning/M&A
Human Capital Management	Global Perspective	Technology/Innovation

MICHAEL B. McCALLISTER Age: 67 Director since: 2013 Occupation: Retired Chairman of the Board and Chief Executive Officer of Humana Inc.	Committees: • Audit • Human Resources

EXPERIENCE

Mr. McCallister served as Chairman of Humana Inc. (a health care company in Louisville, Kentucky) from 2010 to 2013, and as a member of Humana’s Board of Directors beginning in 2000. He also served as Humana’s Chief Executive Officer from 2000 until his retirement in 2012. During Mr. McCallister’s tenure, he led Humana through significant expansion and growth, nearly quadrupling its annual revenues between 2000 and 2012, and led the company to become a FORTUNE 100 company. Mr. McCallister received his B.S. in accounting from Louisiana Tech University and earned his M.B.A. from Pepperdine University.

OTHER PUBLIC COMPANY DIRECTORSHIPS Fifth Third Bancorp; Zoetis Inc.

SKILLS AND QUALIFICATIONS

Mr. McCallister has extensive leadership experience in the oversight of a large, publicly traded company with a focus on strategic planning and organic growth in the evolving health care sector. He also has deep experience in the development of customer-focused solutions.

Senior Leadership	Government/Regulatory	Strategic Planning/M&A
Consumer Focus	Human Capital Management

8

VOTING ITEMS

BETH E. MOONEY Age: 65 Director since: 2013 Occupation: Chairman and Chief Executive Officer of KeyCorp	Committees: • Corporate Development and Finance • Executive • Human Resources (Chair)

EXPERIENCE

Ms. Mooney is Chairman and Chief Executive Officer of KeyCorp (a bank holding company in Cleveland, Ohio) and has served in this capacity since 2011. She previously served as KeyCorp’s President and Chief Operating Officer from 2010 to 2011. Ms. Mooney joined KeyCorp in 2006 as a Vice Chair and head of Key Community Bank. Prior to joining KeyCorp, beginning in 2000 she served as Senior Executive Vice President at AmSouth Bancorporation (now Regions Financial Corporation), where she also became Chief Financial Officer in 2004. Ms. Mooney served as a Director of the Federal Reserve Bank of Cleveland in 2016 and served three one-year terms representing the Fourth Federal Reserve District on the Federal Advisory Council from 2017 to 2019. She received her B.A. in history from the University of Texas at Austin and earned her M.B.A. from Southern Methodist University. Ms. Mooney has announced her intention to retire from KeyCorp in May of 2020.

OTHER PUBLIC COMPANY DIRECTORSHIPS Ford Motor Company; KeyCorp

SKILLS AND QUALIFICATIONS

Ms. Mooney brings executive leadership skills through the management of a large, publicly traded and highly-regulated company, knowledge of business strategy, and more than 30 years of experience in the customer-focused financial services industry.

Senior Leadership	Investment/Finance	Strategic Planning/M&A
Consumer Focus	Government/Regulatory	Human Capital Management

MATTHEW K. ROSE Age: 60 Director since: 2010 Occupation: Retired Chairman and Chief Executive Officer of Burlington Northern Santa Fe, LLC	Committees: • Corporate Governance and Nominating (Chair) • Executive • Human Resources

EXPERIENCE

Mr. Rose served as Chairman of the Board and Chief Executive Officer of Burlington Northern Santa Fe, LLC (a freight rail system based in Fort Worth, Texas and a subsidiary of Berkshire Hathaway Inc., formerly known as Burlington Northern Santa Fe Corporation) from 2002 until his retirement in April 2019, having also served as BNSF’s President until 2010. Mr. Rose began his 26-year career with BNSF (then Burlington Northern Railroad Company) in 1993. During his tenure as CEO, Mr. Rose helped guide the acquisition of BNSF by Berkshire Hathaway in 2009. Before serving as Chairman, Mr. Rose held several leadership positions there and at its predecessors, including President and Chief Executive Officer from 2000 to 2002, President and Chief Operating Officer from 1999 to 2000, and Senior Vice President and Chief Operations Officer from 1997 to 1999. Mr. Rose also served as Executive Chairman of BNSF Railway Company (a subsidiary of Burlington Northern Santa Fe, LLC), until his retirement in 2019, having served as Chairman and Chief Executive Officer from 2002 to 2013. He earned his B.S. in marketing from the University of Missouri.

OTHER PUBLIC COMPANY DIRECTORSHIPS Fluor Corporation

PAST PUBLIC COMPANY DIRECTORSHIPS BNSF Railway Company (2002-2019); Burlington Northern Santa Fe, LLC (2000-2019)

SKILLS AND QUALIFICATIONS

Mr. Rose has extensive experience in the executive oversight of a large, complex and highly-regulated organization with considerable knowledge of operations management and logistics. He brings experience overseeing long-term strategic planning and a unionized workforce.

Senior Leadership	Human Capital Management	Strategic Planning/M&A
Government/Regulatory

9

VOTING ITEMS

CYNTHIA B. TAYLOR Age: 58 Director since: 2013 Occupation: President and Chief Executive Officer of Oil States International, Inc.	Committees: • Audit • Corporate Governance and Nominating
EXPERIENCE

Ms. Taylor is President, Chief Executive Officer and a Director of Oil States International, Inc. (a diversified solutions provider for the oil and gas industry in Houston, Texas) and has served in this capacity since 2007. She previously served as Oil States International, Inc.’s President and Chief Operating Officer from 2006 to 2007 and as its Senior Vice President-Chief Financial Officer from 2000 to 2006. Ms. Taylor was Chief Financial Officer of L.E. Simmons & Associates, Inc. from 1999 to 2000 and Vice President-Controller of Cliffs Drilling Company from 1992 to 1999, and prior to that, held various management positions with Ernst & Young LLP, a public accounting firm. She received her B.B.A. in accounting from Texas A&M University and is a Certified Public Accountant.

OTHER PUBLIC COMPANY DIRECTORSHIPS
Oil States International, Inc.
PAST PUBLIC COMPANY DIRECTORSHIPS
Tidewater Inc. (2008-2017)
SKILLS AND QUALIFICATIONS

Ms. Taylor brings executive leadership skills in the oversight of a large, publicly traded company, vast experience in finance and public accounting, and her experience in international business and affairs.

Senior Leadership	Investment/Finance	Strategic Planning/M&A
Global Perspective	Human Capital Management

GEOFFREY Y. YANG Age: 61 Director since: 2016 Occupation: Founding Partner and Managing Director of Redpoint Ventures	Committees: • Corporate Development and Finance • Human Resources
EXPERIENCE

Mr. Yang is a founding partner and Managing Director of Redpoint Ventures (a global private equity and venture capital firm based in Menlo Park, California) and has served in this capacity since 1999. He also founded Performance Health Sciences (d/b/a Apeiron Life), located in Menlo Park, California, where he has served as Chief Executive Officer and a member of its Board of Directors since April 2018. Prior to founding Redpoint, Mr. Yang was a General Partner with Institutional Venture Partners (a private equity investment firm in Menlo Park, California), which he joined in 1987. Mr. Yang has over 30 years of experience in the venture capital industry and has helped found or served on the boards of a variety of consumer media, internet, and infrastructure companies. He holds a B.S.E. in engineering from Princeton University and an M.B.A. from Stanford University.

OTHER PUBLIC COMPANY DIRECTORSHIPS
Franklin Resources, Inc.
SKILLS AND QUALIFICATIONS

Mr. Yang has extensive experience in technology and innovative forms of digital media and advertising. He has helped to found, invest in, and provide strategic guidance to consumer media and entertainment companies internationally.

Senior Leadership	Investment/Finance	Strategic Planning/M&A
Global Perspective	Media & Entertainment	Technology/Innovation

10

VOTING ITEMS

Item No. 2 - Ratification of the Appointment of Ernst & Young LLP as Independent Auditors

This proposal would ratify the Audit Committee’s appointment of Ernst & Young LLP (EY) to serve as independent auditors of AT&T for the fiscal year ending December 31, 2020. The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•	quality and performance of the lead audit partner and the overall engagement team,

•	knowledge of the telecommunications, media and entertainment, and technology industries and company operations,

•	global capabilities and technical expertise,

•	auditor independence and objectivity, and

•	the potential impact of rotating to another independent audit firm.

The Audit Committee’s oversight of EY includes regular private sessions with EY, discussions about audit scope and business imperatives, and—as described above—a comprehensive annual evaluation to determine whether to re-engage EY. Considerations concerning auditor independence include:

•	Limits on non-audit services: The Audit Committee preapproves audit and permissible non-audit services provided by EY in accordance with AT&T’s pre-approval policy.
•

Audit partner rotation: EY rotates the lead audit partner and other partners on the engagement consistent with independence requirements. The Audit Committee oversees the selection of each new lead audit partner.

•	EY’s internal independence process: EY conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other personnel working on the Company’s account.

•	Strong regulatory framework: EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on these considerations, the Audit Committee believes that the selection of Ernst & Young LLP is in the best interest of the company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of Ernst & Young LLP. If stockholders do not ratify the appointment, the Committee will reconsider its decision. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board recommends you vote FOR this proposal

11

VOTING ITEMS

Item No. 3 - Advisory Approval of Executive Compensation

This proposal would approve the compensation of Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures (see pages 37 through 77). These sections describe our executive compensation program.

The Human Resources Committee is responsible for executive compensation and works to structure a balanced program that addresses the dynamic, global marketplace in which AT&T competes for talent. The compensation structure includes pay-for-performance and equity-based incentive programs and seeks to reward executives for attaining performance goals.

AT&T submits this proposal to stockholders on an annual basis. While this is a non-binding, advisory vote, the Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. AT&T is providing this vote as required pursuant to Section 14A of the Securities Exchange Act.

GUIDING PAY PRINCIPLES

Alignment with Stockholders

Utilize compensation elements and set performance targets that closely align executives’ interests with those of stockholders. For example, approximately 68% of target pay for NEOs is tied to common stock price performance. In addition, we have executive common stock ownership guidelines and common stock holding requirements, as described on page 63. Each of the NEOs exceeds the minimum common stock ownership guidelines.

Competitive and Market Based

Evaluate all components of our compensation and benefits program in light of appropriate peer company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

Pay for Performance

Tie a significant portion of compensation to the achievement of predetermined goals and recognize individual accomplishments that contribute to our success. For example, in 2019, 94% of the CEO’s target compensation (and an average of 88% for other NEOs) was variable and tied to short- and long-term performance incentives, including common stock price performance.

Balanced Short- and Long-Term Focus

Structure the compensation program to provide an appropriate balance between the achievement of short-and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Principled Program

Structure our programs so that it aligns with both corporate governance best practices and our strategic objectives, while remaining easy to explain and communicate.

The Board recommends you vote FOR this proposal

12

VOTING ITEMS

STOCKHOLDER PROPOSALS

Certain stockholders have advised the Company that they intend to introduce at the 2020 Annual Meeting the proposals set forth below. The names and addresses of, and the number of shares owned by each such stockholder will be provided upon request to the Secretary of AT&T at 208 S. Akard Street, Suite 2954, Dallas, Texas 75202.

Item No. 4 - Stockholder Proposal - Independent Board Chairman

Proposal 4 – Independent Board Chairman

Shareholders request that our Board of Directors adopt as policy, and amend our governing documents as necessary, to require that the Chairman of the Board be an independent member of the Board whenever possible. Although it would be better to have an immediate transition to an independent Board Chairman, the Board would have the discretion to phase in this policy for the next Chief Executive Officer transition.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman.

This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73% support at Netflix. These 5 majority votes would have been still higher if all shareholders had access to independent proxy voting advice. This proposal topic won 40%-support at our 2019 annual meeting which is a significant increase from the 23%-support at our 2016 annual meeting.

When considering a shareholder proposal such as this is good to remember the positive role that shareholder proposal have had. For instance AT&T adopted a policy requiring that senior executives retain a significant percentage of stock acquired through AT&T’s equity pay programs until one-year following the termination of their employment because Ray T. Chevedden submitted a proposal on this specific topic.

An independent Chairman is best positioned to build up the oversight capabilities of our directors while our CEO addresses the challenging day-to-day issues facing the company like the falling price of our stock over nearly 2 decades. - Our stock price was $50 in 2001! Clearly our CEO needs to focus on increasing the stock price (which has been lagging during a robust stock market) by enhancing the underlying core value of the company.

An independent board chairman would have more time to devote to improving the performance of our directors. Our combined CEO/Chairman, Randall Stephenson, received our highest negative votes and our Lead Director, Matthew Rose, received our third highest negative votes in 2019.

The negative votes received by Mr. Rose are unfortunate because the 2019 proxy hyped that Mr. Rose has “substantial responsibility for all Board matters.” Laura Tyson had more than 20-years long-tenure. Long-tenure in a director is the opposite of independence.

The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a · CEO and a Chairman who is completely independent of the CEO and our company.

Please vote yes: Independent Board Chairman - Proposal 4

BOARD RESPONSE:

Randall Stephenson currently serves as both Chairman of the Board and Chief Executive Officer because your Board believes that, at this juncture in the Company’s history, this structure is in the best interests of AT&T and its stockholders. Indeed, the proposal does not call for a different approach during Mr. Stephenson’s tenure as CEO. However, as the Company has announced publicly, the Board intends to separate the Chairman and CEO positions when Mr. Stephenson retires as CEO. At this time, the Board believes that its current approach of appointing a strong independent Lead Director, holding regular executive sessions of the non-management Directors, and composing all committees entirely of independent Directors continues to provide effective oversight of management. For more information on the duties and role of the independent Lead Director, please see page 17 in this proxy.

The Board recommends you vote AGAINST this proposal.

13

VOTING ITEMS

Item No. 5 - Stockholder Proposal - Employee Representative Director

RESOLVED, shareholders of AT&T Inc. (“AT&T” or “the Company”) request that the Board nominate an Employee Representative Director for election to the Board by shareholders at AT&T’s 2021 annual meeting of shareholders. The Employee Representative Director shall be a current non-executive AT&T employee who consents to serve on the Board. Current employees shall be given the opportunity to suggest persons to serve as the Employee Representative Director to the Nominating and Corporate Governance Committee, which will recommend a candidate for nomination by the full Board. If the Employee Representative Director ceases to be a non-executive employee of AT&T during his or her term, the Board should appoint a replacement who satisfies the criteria set forth above.

SUPPORTING STATEMENT

AT&T employees create a great deal of value for the Company and its shareholders. In last year’s annual report, AT&T noted that “Our strong position and the amazing opportunities ahead of us are only possible due to the energy and commitment of our management and employee team,” while the Company’s website asserted that “Talented, engaged employees are key to our company’s success, and we strive to be the industry’s employer of choice by investing in our people.” Clearly, the Company’s relationship with its employees is critical to long-term shareholder value.

Employee representation on AT&T’s Board would add knowledge and insight on issues critical to the success of the Company, beyond that currently present on the Board, and may result in more informed decision making. An employee perspective would be particularly useful in the Board’s oversight of corporate culture. Recent scandals, such as sexual harassment controversies at Wynn Resorts, Fox News and CBS, have shown that culture-related risk is substantial and requires board oversight. An Employee Representative on the Board has the advantage of personally observing the company’s culture on a regular basis. Moreover, employees have a sincere interest in the ongoing viability of the company, aligning their interests with those of long-term shareholders.

Several actions by A&T over the past year highlight the risks posed by a corporate culture that is out of alignment with the values of its employees:

• In August 2019, 20,000 AT&T technicians and customer service representatives in nine states went on strike to protest what they said was the Company’s refusal to negotiate in good faith.

•  In October 2019, AT&T announced the sale of its Puerto Rico and US Virgin Islands wireless and wireline operations, despite the critical role its workers played in ensuring access to communications following Hurricane Maria.

• Also in October 2019, AT&T announced a capital allocation plan that embraces the short-term goals of hedge fund Elliott Management, but fails to even mention human capital investment.

AT&T has long described its culture as a competitive advantage, helping it attract and retain top talent AT&T should act to protect and strengthen its human capital, particularly given tight labor markets and intense competition for communications workers. We strongly believe the Employee Representative Director would promote AT&T’s continued success.

We urge shareholders to vote for this proposal.

BOARD RESPONSE:

Our Board of Directors believes the current director nominating and evaluation process allows the best and most qualified candidates to be elected to the Board of Directors. The Board believes that changing our board nomination and membership framework with respect to Company employees as outlined by this proposal is unnecessary and will not enhance stockholder value.

In identifying eligible candidates, the Corporate Governance and Nominating Committee considers a candidate’s:

•	general understanding of elements relevant to the success of a large publicly traded company in the current business environment,
•	understanding of AT&T’s business,
•	educational and professional background,
•	judgment, competence, and anticipated participation in Board activities,
•	experience, geographic location, special talents or personal attributes and diversity.

Requiring the Board to limit its search for Board candidates to a select group of individuals would not allow the Board to find the best persons for the position. Further, the Board does not believe stockholders benefit from a director nominating process that favors a single constituency over the interests of other constituencies representing particular stockholder interests.

In addition, having an independent board is a core element of our governance philosophy. Under NYSE listing standards, an employee Director would not be considered independent, and adding such a Director as called for by the proposal would decrease the percentage of Directors that are considered independent. Our Corporate Governance Guidelines provide that a substantial majority of our directors must be independent. Except for our Chairman and CEO, all of our current directors are independent.

The Board recommends you vote AGAINST this proposal.

14

VOTING ITEMS

Item No. 6 - Stockholder Proposal - Improve Guiding Principles of Executive Compensation

Shareholder Proposal to Improve Guiding Principles of Executive Compensation Resolved: shareholders recommend that AT&T Inc. improve guiding principles of executive compensation.

Supporting Statement:

Section 953(b) of the Dodd-Frank Act directed the SEC to amend Item 402 of Regulation S-K to require each company to disclose the annual total compensation of the CEO, the median of the annual total compensation of all employees (except the CEO), and the ratio of these two amounts (CEO pay ratio). According to AT&T 2019 Proxy Statement, the median of the annual total compensation of all employees (except the CEO) is $95,814, the annual total compensation of the CEO is $29,118,118, and the CEO pay ratio is 304:1 (p.78). What is the justification of such a high ratio? Amazon’s CEO pay ratio is 58:1 in 2018.

Nationwide, “Median compensation for 132 chief executives of S&P 500 companies reached $12.4 million in 2018, up from $11.7 million for the same group in 2017, according to a Wall Street Journal analysis.” (March 17, 2019). “CEOs rake in 940% more than 40 years ago, while average workers earn 12% more” (CBSNEWS August 14, 2019). America’s ballooning executive compensation is neither responsible for the society nor sustainable for the economy.

With 44,892 non-U.S. employees (p.78), AT&T is a global company, but there is not a foreign company in the peer group to assess market-based compensation for executive officers in 2018 (p.43). The executive compensation and CEO pay ratios of big Japanese and European companies are much less than one tenth of big American companies.

Reducing the CEO pay ratio should be included as a guiding principle of executive compensation .. It is time for American executives as citizens to take the social responsibility on their own initiative rather than to be forced by the public. See ‘Passive Income’ to ‘Two Cents’: How Elizabeth Warren Honed Her Message, Wall Street Journal October 4, 2019.

BOARD RESPONSE:

The Board’s Human Resources Committee has designed an executive compensation program that encourages our leaders to produce outstanding financial and operational results, create sustainable long-term value for our stockholders, and lead the company with ethics and integrity. Our guiding pay principles are:

•	Alignment with Stockholders – Utilize compensation elements and set performance targets that closely align executives’ interests with those of stockholders.

•

Competitive and Market Based – Evaluate all components of our compensation and benefits program in light of appropriate peer company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

•	Pay for Performance – Tie a significant portion of compensation to the achievement of predetermined goals and recognize individual accomplishments that contribute to our success.

•

Balanced Short- and Long-Term Focus – Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

•	Principled Program – Structure our program so that it aligns with both corporate governance best practices and our strategic objectives, while remaining easy to explain and communicate.

For more information about our guiding pay principles, see page 41 in this proxy statement.

The Board does not believe our guiding pay principles should be changed as described in this proposal. Shareholders have overwhelmingly endorsed our Company’s pay practices. At the 2019 meeting, 91% of votes cast supported our advisory proposal to approve the Company’s executive compensation, similar to the levels of support expressed at our 2018 and 2017 meetings.

For these reasons, the Board recommends a vote against this proposal.

The Board recommends you vote AGAINST this proposal.

15

CORPORATE GOVERNANCE

AT&T is committed to strong corporate governance principles. Effective governance protects the long-term interests of our stockholders, promotes public trust in AT&T, and strengthens management accountability. AT&T regularly reviews and updates its corporate governance practices to reflect evolving corporate governance principles and concerns identified by stockholders and other stakeholders.

THE ROLE OF THE BOARD

The Board of Directors is responsible for oversight of management and strategic direction and for establishing broad corporate policies. In addition, the Board of Directors and various committees of the Board regularly meet to review and discuss operational and financial reports presented by the Chief Executive Officer and other members of management as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to give them more detailed views of our businesses, such as corporate opportunities, technology, and operations.

Members of the Board are expected to attend Board meetings in person, unless the meeting is held by teleconference. The Board held 12 meetings in 2019. Directors are also expected to attend the Annual Meeting of Stockholders. Twelve Directors were present at the 2019 Annual Meeting. In 2019, all Directors attended at least 75% of the total number of meetings of the Board and of the Committees on which each served.

The Board oversees succession planning and talent development for senior executive positions. The Human Resources Committee has primary responsibility for developing succession plans for the CEO position.

BOARD’S ROLE IN RISK OVERSIGHT

The Board is responsible for overseeing our policies and procedures for assessing and managing risk. Management is responsible for assessing and managing our exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and procedures. Management also is responsible for informing the Board of our most significant risks and our plans for managing those risks. Annually, the Board reviews the Company’s strategic business plans, which includes evaluating the competitive, technological, economic and other risks associated with these plans.

In addition, under its charter, the Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. The Audit Committee also oversees our compliance program and our compliance with legal and regulatory requirements. The internal audit organization provides the Committee with an assessment of the Company’s risks and conducts assurance reviews of the Company’s internal controls. The finance, compliance and internal audit organizations each provide regular updates to the Audit Committee.

The Company’s senior internal auditing executive and Chief Compliance Officer each meet annually in executive session with the Audit Committee. The senior internal auditing executive and Chief Compliance Officer review with the Audit Committee each year’s annual internal audit and compliance risk assessment, which is focused on significant financial, operating, regulatory and legal matters. The Audit Committee also receives regular reports on completed internal audits of these significant risk areas.

In addition, the Audit Committee, as well as the Board of Directors, receive reports from officers with responsibilities for cybersecurity. The AT&T Chief Security Office establishes policy and requirements for the security of AT&T’s computing and networking environments.

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CORPORATE GOVERNANCE

ETHICS AND COMPLIANCE PROGRAM

The Board has adopted a written Code of Ethics applicable to Directors, officers, and employees that outlines our corporate values and standards of integrity and behavior and is designed to foster a culture of integrity, drive compliance with legal and regulatory requirements and protect and promote the reputation of our Company. The full text of the Code of Ethics is posted on our website at www.att.com.

Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. He also has responsibility to provide updates on our ethics and compliance programs to the Audit Committee.

BOARD LEADERSHIP STRUCTURE

The non-management members of the Board of Directors meet in executive session (without management Directors or management personnel present) at least four times per year. The Lead Director, who is appointed for a one-year term by the non-management Directors of the Board, presides over these sessions. Currently, Matthew K. Rose serves as Lead Director; his term is scheduled to expire January 31, 2021.

•	Chairman of the Board and CEO: Randall L. Stephenson

•	Lead Director: Matthew K. Rose

•	Audit, Human Resources, Corporate Governance and Nominating, Corporate Development and Finance, and Public Policy and Corporate Reputation Committees composed entirely of independent Directors.

DUTIES AND RESPONSIBILITIES

Chairman of the Board

Presides over meetings of the Board

Presides over meetings of stockholders

Prepares the agenda for each Board meeting

Prepares the agenda for each stockholder meeting

Chief Executive Officer

In charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees

Consults and advises the Board and its committees on the business and affairs of the Company

Performs such other duties as may be assigned by the Board

Lead Independent Director

✓	Presides at meetings of the Board at which the Chairman is not present;

✓	Presides at executive sessions of the non-management Directors;

✓	Prepares the agenda for the executive sessions of the non-management Directors;

✓	Acts as the principal liaison between the non-management Directors and the Chairman and Chief Executive Officer;

✓	Coordinates the activities of the non-management Directors when acting as a group;

✓	Approves the agenda for each Board meeting;

✓	Approves meeting schedules to ensure there is sufficient time for discussion of all agenda items;

✓	Advises the Chairman and Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management, including the materials provided to Directors at Board meetings;

✓	Participates in engagement with major stockholders and shares feedback with the full Board;

✓	Shares with other Directors, as he or she deems appropriate, letters and other contacts that he or she receives; and

In addition, the Lead Director may:

✓	call meetings of the non-management Directors in addition to the quarterly meetings, and

✓	require information relating to any matter be distributed to the Board

Randall Stephenson currently serves as both Chairman of the Board and Chief Executive Officer because your Board believes that, at this juncture in the Company’s history, this structure is in the best interests of AT&T and its stockholders. As the Company has announced publicly, the Board intends to separate the Chairman and CEO positions when Mr. Stephenson retires as CEO. Until then, the Board believes that its current approach of appointing a strong independent Lead Director, holding regular executive sessions of the non-management Directors, and composing all committees entirely of independent Directors continues to provide effective oversight of management.

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CORPORATE GOVERNANCE

DIRECTOR NOMINATION PROCESS

The Board of Directors believes that the Company benefits from having experienced Directors who bring a wide range of skills and backgrounds to the Boardroom. The Corporate Governance and Nominating Committee is responsible for identifying eligible candidates based on our Corporate Governance Guidelines. The Committee considers a candidate’s:

•	general understanding of elements relevant to the success of a large publicly traded company in the current business environment;
•	understanding of our business;
•	educational and professional background;
•	judgment, competence, anticipated participation in Board activities;
•	experience, geographic location, and special talents or personal attributes

AT&T recognizes the value of diversity. Although the Committee does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the Board and considers it in making nominee recommendations.

Stockholders who wish to suggest qualified candidates should write to the Senior Vice President—Assistant General Counsel and Secretary, AT&T Inc., 208 S. Akard Street, Suite 2954, Dallas, Texas 75202, stating in detail the qualifications of the persons proposed for consideration by the Committee.

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CORPORATE GOVERNANCE

EXPERIENCES AND QUALIFICATIONS OF OUR DIRECTOR NOMINEES

The Board believes that each nominee has valuable individual skills, attributes, and experiences that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of AT&T. Listed below are the skills and experience of our nominees that benefit our current business and strategy.

Senior Leadership

Extended experience in a leadership role with responsibility for business strategy and planning, operations, risk management and management development provides the qualifications and skills to advise, support and oversee management and its execution of long-term strategy

Government/Regulatory

Understanding of regulatory environments and frameworks enhances ability to provide effective oversight in industry requiring compliance with a variety of regulations across a number of federal and state jurisdictions

Consumer Focus

Experience in advertising, customer service, customer relationship management, and development of customer-focused solutions provides insights on connecting with the consumer through communications and entertainment

Investment/Finance

Knowledge of financial markets, operations, and accounting processes supports oversight of our financial reporting and internal controls. Experience overseeing investment decisions enhances oversight of our capital allocation and investment management and activities

Technology/Innovation

Experience with technological trends and changes, disruptive innovation, information systems/data management and technological investment provides advice and guidance to lead in a changing media and communications landscape

Global Perspective

Deep understanding and experience operating in international business, government affairs, economic conditions, and cultures supports oversight of our global business and strategy to provide telecommunications, media and technology services to customers globally

Strategic Planning/M&A

Ability to review and assess long-term strategic priorities and oversee execution of strategic and operational integration plans/efficiencies, such as margin improvements and organizational simplification within complex business environments, supports oversight of management’s execution of long-term strategic plan

Human Capital Management

Experience in attracting, retaining and developing top talent, succession planning, implementing employee training and diversity and inclusion initiatives, and broad employee engagement assists in overseeing firm culture and human capital management

Media & Entertainment

Media experience, including the development, production and distribution of feature films, television and other content across various broadcast and digital mediums, supports oversight of the factors affecting the evolving media and entertainment landscape

Telecom	Experience in the telecom industry offers an understanding of products, development efforts, competing technologies and strategic planning within an evolving global communications industry

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CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors consist of independent Directors. In addition, the NYSE Listing Standards require a majority of the Board and every member of the Audit Committee, Human Resources Committee, and Corporate Governance and Nominating Committee to be independent. For a Director to be “independent” under the NYSE standards, the Board must affirmatively determine that the Director has no material relationship with AT&T, either directly or as a partner, stockholder or officer of an organization that has a relationship with AT&T, other than in his or her capacity as a Director of AT&T. In addition, the Director must meet certain independence standards specified by the NYSE as well as the additional standards referenced in our Corporate Governance Guidelines (found at www.att.com).

Using these standards for determining the independence of its members, the Board has determined that the following Directors are independent:

Samuel A. Di Piazza, Jr.	Michael B. McCallister
Richard W. Fisher	Beth E. Mooney
Scott T. Ford	Matthew K. Rose
Glenn H. Hutchins	Cynthia B. Taylor
William E. Kennard	Laura D’Andrea Tyson
Debra L. Lee	Geoffrey Y. Yang
Stephen J. Luczo

In addition, each member of the Audit Committee, the Corporate Governance and Nominating Committee, and the Human Resources Committee is independent.

In determining the independence of the Directors, the Board considered the following commercial relationships between AT&T and companies at which our Directors serve as Executive Officers or employees. AT&T participated in a structured finance program through KeyCorp, where Ms. Mooney serves as CEO. In addition, KeyCorp as well as each of the entities where Mr. Ford, Ms. Taylor, and Mr. Yang serve as executive officers purchased communications services from subsidiaries of AT&T. In each case for the year 2019:

•

The relevant products and services were provided by AT&T or to AT&T on terms determined on an arm’s-length basis that were comparable to the terms provided to or by similarly situated customers or suppliers;

•	The transactions were made in the ordinary course of business of each company; and
•

The total payments by AT&T to the Director’s company (for interest in the case of KeyCorp) or to AT&T by the Director’s company (for communications services) were each substantially less than 1% of the consolidated gross revenues of each of AT&T and the other company. This level is significantly below the maximum amount permitted under the NYSE listing standards for director independence (i.e., 2% of consolidated gross revenues).

In addition, the Board considered the relationship of Mr. Kennard with certain companies that engaged in commercial transactions with AT&T through a private equity investment management company. Mr. Kennard is a partner in Astra Capital Management, LLC, holding a 3.7% interest. Astra Capital is the general partner of a limited partnership that has a controlling interest in Communications Technology Services LLC (CTS) and Logix Communications L.P. (Logix), each of which has engaged in transactions with AT&T. Noting the limited ownership interest of Mr. Kennard in Astra Capital and that he is not an employee or Executive Officer of Astra Capital, CTS or Logix, together with the fact that AT&T’s revenues from and spending with each of CTS and Logix are not material to AT&T, the Board determined that Mr. Kennard is independent.

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CORPORATE GOVERNANCE

BOARD COMMITTEES

From time to time the Board establishes standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established six standing committees of Directors, the principal responsibilities of which are described below. The charters for each of these committees may be found on our website at www.att.com.

Audit Committee

Meetings in Fiscal 2019: 12 Samuel A. Di Piazza, Jr., Chair ∎ Michael B. McCallister Cynthia B. Taylor ∎ Laura D. Tyson* ∎ – Financial Expert Consists of four independent Directors.

•  Oversees:

- the integrity of our financial statements

- the independent auditor’s qualifications and independence

- the performance of the internal audit function and independent auditors

- our compliance with legal and regulatory matters.

•  Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor.

•  The independent auditor audits the financial statements of AT&T and its subsidiaries.

Corporate Governance and Nominating Committee

Meetings in Fiscal 2019: 4 Matthew K. Rose, Chair Richard W. Fisher William E. Kennard Cynthia B. Taylor Consists of four independent Directors.

•  Responsible for recommending candidates to be nominated by the Board for election by the stockholders, or to be appointed by the Board of Directors to fill vacancies, consistent with the criteria approved by the Board, and recommending committee assignments.

•  Periodically assesses AT&T’s Corporate Governance Guidelines and makes recommendations to the Board for amendments and also recommends to the Board the compensation of Directors.

•  Takes a leadership role in shaping corporate governance and oversees an annual evaluation of the Board.

Human Resources Committee

Meetings in Fiscal 2019: 8 Beth E. Mooney, Chair Scott T. Ford Michael B. McCallister Matthew K. Rose Geoffrey Y. Yang Consists of five independent Directors.

•  Oversees the compensation practices of AT&T, including the design and administration of employee benefit plans.

•  Responsible for:

- establishing the compensation of the Chief Executive Officer and the other Executive Officers

- establishing common stock ownership guidelines for officers and developing a management succession plan.

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CORPORATE GOVERNANCE

Corporate Development and Finance Committee

Meetings in Fiscal 2019: 5 Scott T. Ford, Chair Richard W. Fisher Glenn H. Hutchins Stephen J. Luczo Beth E. Mooney Geoffrey Y. Yang Consists of six independent Directors.

•  Assists the Board in its oversight of our finances, including recommending the payment of dividends and reviewing the management of our debt and investment of our cash reserves.

•  Reviews mergers, acquisitions, dispositions and similar transactions; reviews corporate strategy and recommends or approves transactions and investments.

•  Reviews and makes recommendations about the capital structure of the Company, and the evaluation, development and implementation of key technology decisions.

Public Policy and Corporate Reputation Committee

Meetings in Fiscal 2019: 5 Laura D. Tyson*, Chair Samuel A. Di Piazza, Jr. Glenn H. Hutchins William E. Kennard Debra L. Lee Consists of five independent Directors.

•  Assists the Board in its oversight of policies related to corporate social responsibility, including public policy issues affecting AT&T, its stockholders, employees, customers, and the communities in which it operates.

•  Oversees the Company’s management of its brands and reputation.

•  Recommends to the Board the aggregate amount of contributions or expenditures for political purposes, and the aggregate amount of charitable contributions to be made to the AT&T Foundation.

•  Consults with the AT&T Foundation regarding significant grants proposed to be made by the Foundation.

Executive Committee

  Randall L. Stephenson, Chair

  Samuel A. Di Piazza, Jr.

  Scott T. Ford

  Beth E. Mooney

  Matthew K. Rose

  Laura D. Tyson*

Consists of the Chairman of the Board and the Chairperson of our five other standing committees.

•  Established to assist the Board by acting upon urgent matters when the Board is not available to meet. No meetings were held in 2019.

•  Has full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

* Retiring at 2020 Annual Meeting

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CORPORATE GOVERNANCE

STOCKHOLDER ENGAGEMENT

AT&T has a long tradition of engaging with our stockholders. We believe it is important for our governance process to have meaningful engagement with our stockholders and understand their perspectives on corporate governance, executive compensation, and other issues that are important to them. The Company meets with institutional investors throughout the year, both in person and by teleconference. We share the feedback from this engagement with the Board and incorporate it into our policies and practices. The Company also provides online reports designed to increase transparency on issues of importance to our investors, including sustainability, diversity, political contributions, transparency, and the Proxy Statement and Annual Report.

PUBLIC POLICY ENGAGEMENT

We participate in public policy dialogues around the world related to our industry and business priorities, our approximately 246,000 employees, our stockholders, and the communities we serve.

In the U.S., the Company and our affiliated political action committees are committed to compliance with applicable laws and other requirements regarding contributions to: political organizations, candidates for federal, state and local public office, ballot measure campaigns, political action committees, and trade associations. We engage with organizations and individuals to make our views clear and uphold our commitment to help support the communities in which we operate. We base our U.S. political contributions on many considerations, supporting candidates who take reasonable positions on policies that promote economic growth as well as affect our long-term business objectives.

The Public Policy and Corporate Reputation Committee of our Board of Directors reviews our advocacy efforts, including political contributions. Additional information about our public policy engagement efforts, including our Political Contributions Policy and a report of U.S. political contributions from our Company and from AT&T’s Employee Political Action Committees, can be viewed on our website at www.att.com.

COMMUNICATING WITH YOUR BOARD

Interested persons may contact the Lead Director or the non-management Directors by sending written comments through the Office of the Secretary of AT&T Inc., 208 S. Akard Street, Suite 2954, Dallas, Texas 75202.

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CORPORATE GOVERNANCE

ANNUAL MULTI-STEP BOARD EVALUATIONS

Each year, the Corporate Governance and Nominating Committee and the Lead Director lead the Board through three evaluations: a Board self-evaluation, Committee self-evaluations, and peer evaluations. Through this process, Directors provide feedback, assess performance, and identify areas where improvement can be made. We believe this approach supports the Board’s effectiveness and continuous improvement.

One-on-One Director Peer Evaluations	Committee Self-Evaluations

Members discuss the performance of other members of the Board including, their:

•   Understanding of the business

•   Meeting attendance

•   Preparation and participation in Board activities

•   Applicable skill set to current needs of the business

Responses are discussed with the individual Director if applicable

Candid open discussion to review the following: • Committee process and substance • Committee effectiveness, structure, composition, and culture • Overall Committee dynamics • Committee Charter
Ongoing Feedback	Board Self-Evaluation Survey
Directors provide ongoing, real-time feedback outside of the evaluation process. Lines of communication between our directors and management are always open.

Evaluation survey (reviewed annually by the Corporate Governance and Nominating Committee) addresses key topics such as those below, among other things:

•   Process and substance

•   Effectiveness, structure, composition, culture, and overall Board dynamics

•   Performance in key areas

•   Specific issues which should be discussed in the future

•   Responses are discussed and changes and improvements are implemented, if applicable

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CORPORATE GOVERNANCE

RELATED PERSON TRANSACTIONS

Under the rules of the SEC, public issuers, such as AT&T, must disclose certain “Related Person Transactions.” These are transactions in which the Company is a participant where the amount involved exceeds $120,000, and a Director, Executive Officer, or holder of more than 5% of our common stock has a direct or indirect material interest.

AT&T has adopted a written policy requiring that each Director or Executive Officer involved in such a transaction notify the Corporate Governance and Nominating Committee and that each such transaction be approved or ratified by the Committee.

In determining whether to approve a Related Person Transaction, the Committee will consider the following factors, among others, to the extent relevant to the Related Person Transaction:

•	whether the terms of the Related Person Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person,

•	whether there are business reasons for the Company to enter into the Related Person Transaction,

•	whether the Related Person Transaction would impair the independence of an outside director, and

•

whether the Related Person Transaction would present an improper conflict of interest for any of our Directors or Executive Officers, taking into account the size of the transaction, the overall financial position of the Director,

Executive Officer or other related person, the direct or indirect nature of the Director’s, Executive Officer’s or other related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

A Related Person Transaction entered into without the Committee’s pre-approval will not violate this policy, or be invalid or unenforceable, so long as the transaction is brought to the Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this policy.

The employment of the following persons was approved by the Corporate Governance and Nominating Committee under the Company’s Related Party Transactions Policy. The rate of pay for each of these employees is similar to those paid for comparable positions at the Company.

During 2019, a sister-in-law of John Stankey, President and Chief Operating Officer, was employed by a subsidiary with an approximate rate of pay, including commissions, of $131,959. Also, during 2019, a brother of John Donovan, former Chief Executive Officer, AT&T Communications, LLC, was employed by a subsidiary with an approximate rate of pay, including commissions, of $236,080. In addition, during 2019, a son of William Blase, former Senior Executive Vice President – Human Resources, was employed by a subsidiary with an approximate rate of pay, including commissions, of $134,775.

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CORPORATE GOVERNANCE

DIRECTOR COMPENSATION

DIRECTOR PLANS

The compensation of Directors is determined by the Board with the advice of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is composed entirely of independent Directors. None of our employees serve on this Committee. The Committee’s current members are Matthew K. Rose (Chair), Richard W. Fisher, William E. Kennard and Cynthia B. Taylor. Under its charter, the Committee annually reviews the compensation and benefits provided to Directors for their service and makes recommendations to the Board for changes. This includes not only Director retainers, but also Director compensation and benefit plans.

The Committee’s charter authorizes the Committee to employ independent compensation and other consultants to assist in fulfilling its duties. From time to time, the Committee engages a compensation consultant to advise the Committee and to provide information regarding director compensation paid by other public companies, which may be used by the Committee to make compensation recommendations to the Board. In addition, the Chief Executive Officer may make recommendations to the Committee or the Board about types and amounts of appropriate compensation and benefits for Directors. Directors who are employed by us or one of our subsidiaries receive no separate compensation for serving as directors or as members of Board committees.

The Company offers Directors both cash and equity compensation. Cash compensation comes in the form of an annual cash retainer that may be deferred and earn interest at the election of a Director. Equity is offered both as an annual grant and as an opportunity to defer the cash compensation into deferred stock units. The value of deferred stock units is based on the common stock price and is converted to a cash payout after retiring from the Board.

2019 Compensation	Amount ($)
Annual Retainer	140,000
Lead Director Retainer	60,000
Chair Retainer
Audit Committee	30,000
Human Resources Committee	25,000
Corporate Development and Finance Committee	20,000
Corporate Governance and Nominating Committee	20,000
Public Policy and Corporate Reputation Committee	15,000
Annual Award	220,000
Communications Equipment and Services	up to 25,000

Under the Non-Employee Director Stock and Deferral Plan (the Director Plan) each non-employee Director annually receives a grant of $220,000 in deferred stock units. The number of units granted is determined by dividing $220,000 by the closing price of AT&T common stock on the last trading day of the month in which the Annual Meeting occurs. Each deferred stock unit is equivalent to a share of AT&T common stock and earns dividend equivalents in the form of additional deferred stock units. The annual grants are fully earned and vested at issuance and are distributed beginning in the calendar year after the Director leaves the Board. At distribution, the deferred stock units are converted to cash based on the then price of AT&T common stock and are paid either in a lump sum or in up to 15 annual installments, as elected by the Director.

Additionally, Directors may annually elect to defer the receipt of their retainers into either additional deferred stock units or into a cash deferral account under the Director Plan. Directors purchase the deferred stock units at the fair market value of AT&T common stock. Deferrals into the cash deferral account under the plan earn interest during the calendar year at a rate equal to the Moody’s Long-Term Corporate Bond Yield Average for September of the preceding year (Moody’s Rate). Directors may annually choose to convert their cash deferral accounts into deferred stock units at the fair market value of our stock at the time of the conversion. Directors may also use all or part of their retainers to purchase AT&T common stock at fair market value under the Non-Employee Director Stock Purchase Plan.

To the extent earnings on cash deferrals under the Director Plan exceed the interest rate specified by the SEC for disclosure purposes, they are included in the “Director Compensation” table on page 27 under the heading “Nonqualified Deferred Compensation Earnings.”

Non-employee Directors may receive communications equipment and services pursuant to the AT&T Board of Directors Communications Concession Program. Under the program, equipment and services that may be provided to a Director, other than equipment at his or her primary residence, may not exceed $25,000 per year. All concession services must be provided by AT&T affiliates, except that the Director may use another provider for the Director’s primary residence if it is not served by an AT&T affiliate.

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CORPORATE GOVERNANCE

2019 DIRECTOR COMPENSATION TABLE

The following table contains information regarding compensation provided to each person who served as a Director during 2019 (excluding Mr. Stephenson, whose compensation is included in the Summary Compensation Table and related tables and disclosure).

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Nonqualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)(d)	Total ($)
Samuel A. Di Piazza, Jr.	$170,000	$220,000	$0	$15,000	$405,000
Richard W. Fisher	$140,000	$220,000	$1,564	$15,000	$376,564
Scott T. Ford	$160,000	$220,000	$0	$0	$380,000
Glenn H. Hutchins	$140,000	$220,000	$0	$12,563	$372,563
William E. Kennard	$140,000	$220,000	$0	$13,500	$373,500
Debra L. Lee*	$70,000	$0	$0	$15,000	$85,000
Stephen J. Luczo*	$23,333	$0	$0	$0	$23,333
Michael B. McCallister	$140,000	$220,000	$0	$14,136	$374,136
Beth E. Mooney	$158,750	$220,000	$0	$45,000	$423,750
Joyce M. Roché*	$55,000	$0	$0	$264,700	$319,700
Matthew K. Rose	$220,000	$220,000	$0	$11,734	$451,734
Cynthia B. Taylor	$140,000	$220,000	$0	$0	$360,000
Laura D’Andrea Tyson	$155,000	$220,000	$5,760	$0	$380,760
Geoffrey Y. Yang	$140,000	$220,000	$0	$0	$360,000

*Ms. Roché retired from the Board in April 2019. Ms. Lee joined the Board in July 2019, and Mr. Luczo joined the Board in November 2019.

Note (a). Fees Earned or Paid in Cash

The table below shows the number of deferred stock units or shares of common stock purchased in 2019 by each Director with their retainers. The deferred stock units were purchased under the Non-Employee Director Stock and Deferral Plan, and the shares of common stock were purchased under the Non-Employee Director Stock Purchase Plan.

Director	Deferred Stock Units Purchased in 2019	Director	Shares of Common Stock Purchased in 2019
Samuel A. Di Piazza, Jr.	5,139	Michael B. McCallister	2,114
Scott T. Ford	4,837	Geoffrey Y. Yang	4,230
Glenn H. Hutchins	4,232	Richard W. Fisher	2,114
Beth E. Mooney	4,762
Joyce M. Roché	908
Matthew K. Rose	6,641
Cynthia B. Taylor	4,232

Note (b). Stock Awards

Amounts in this column represent the annual grant of deferred stock units that are immediately vested but are not distributed until after the retirement of the Director. The deferred stock units will be paid out in cash in the calendar year after the Director ceases his or her service with the Board, at the times elected by the Director. The aggregate number of stock awards outstanding at December 31, 2019, for each Director can be found in the “Common Stock Ownership” section beginning on page 28.

Note (c). Nonqualified Deferred Compensation Earnings

Amounts shown represent the excess earnings, if any, based on the actual rates used to determine earnings on deferred compensation over the market interest rates determined pursuant to SEC rules.

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CORPORATE GOVERNANCE

Note (d). All Other Compensation

Amounts in this column include personal benefits for Directors that in the aggregate equal or exceed $10,000, which for 2019 consisted of communications equipment and services provided under the AT&T Board of Directors Communications Concession Program (described on page 26) and miscellaneous items, as follows: Mr. Hutchins ($12,350 and $213, respectively), Mr. McCallister ($13,923 and $213, respectively), and Mr. Rose ($11,521 and $213, respectively).

All Other Compensation also includes charitable matching contributions of up to $15,000 per year made by the AT&T Foundation on behalf of Directors and employees under the AT&T Higher Education/Cultural Matching Gift Program. In 2019, charitable contributions were made on the Directors’ behalf under this program as follows:

Name	Matching Gifts
Samuel A. Di Piazza, Jr.	$15,000
Richard W. Fisher	$15,000
William E. Kennard	$13,500
Debra L. Lee	$15,000
Beth E. Mooney	$45,000	*
Joyce M. Roché	$14,700
*This amount relates to contributions made in 2017, 2018, and 2019.

In addition, a charitable contribution of $250,000 was made on behalf of Ms. Roché to the charity of her choice in connection with her retirement from the Board.

COMMON STOCK OWNERSHIP

Certain Beneficial Owners

The following table lists the beneficial ownership of each person holding more than 5% of AT&T’s outstanding common stock as of December 31, 2019 (based on a review of filings made with the Securities and Exchange Commission on Schedules 13D and 13G).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc. 55 East 52nd St., New York, NY 10055	512,914,680(1)	7.0%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	578,004,318(2)	7.91%
1.

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 5, 2020, which reported the following: sole voting power of 443,541,627 shares; shared voting power of 0 shares; sole dispositive power of 512,914,680 shares, and shared dispositive power of 0 shares.

2.

Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2020, which reported the following: sole voting power of 10,853,145 shares; shared voting power of 2,079,676 shares; sole dispositive power of 565,743,377 shares, and shared dispositive power of 12,260,941 shares.

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CORPORATE GOVERNANCE

Directors and Officers

The following table lists the beneficial ownership of AT&T common stock and non-voting stock units as of December 31, 2019, held by each Director, nominee, and officer named in the Summary Compensation Table on page 65. As of that date, each Director and officer listed below, and all Directors and Executive Officers as a group, owned less than 1% of our outstanding common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

Beneficial Owner	Total AT&T Beneficial Ownership (including options) (1)	Non-Voting Deferred Stock Units (2)
Samuel A. Di Piazza, Jr.	34,480	48,670
Richard W. Fisher	12,114	27,998
Scott T. Ford	81,319	68,344
Glenn H. Hutchins (3)	167,651	55,618
William E. Kennard	0	33,552
Debra L. Lee	0	0
Stephen J. Luczo	64,000	0
Michael B. McCallister	51,331	44,945
Beth E. Mooney	28,700	61,932
Matthew K. Rose	208,050	112,621
Cynthia B. Taylor	5,718	43,569
Laura D’Andrea Tyson	0	162,241
Geoffrey Y. Yang (4)	243,318	21,469
Randall L. Stephenson	2,464,172	438,872
John J. Stephens	704,006	160,954
David R. McAtee II	71,258	32,274
Jeffery S. McElfresh	2,871	28,686
John T. Stankey	548,830	43,001
John M. Donovan (5)	360,343	10,770
All Executive Officers and Directors as a group (consisting of 23 persons, including those named above)	5,145,104	1,444,765

In addition, of the shares shown in the table above, the following persons share voting and investment power with other persons with respect to the following numbers of shares:

Beneficial Owner	Number of Shared Voting and Investment Power Shares
Glenn H. Hutchins	167,651
Michael B. McCallister	41,286
Beth E. Mooney	28,700
Matthew K. Rose	208,050
Cynthia B. Taylor	196
Geoffrey Y. Yang	131,035
Randall L. Stephenson	2,048,393
John J. Stephens	376,502
David R. McAtee II	67,690
John T. Stankey	537,827
John M. Donovan	354,196

Note (1).

Includes presently exercisable stock options as well as stock options that became exercisable within 60 days of the date of this table. The following Executive Officers held the following numbers of options:

Beneficial Owner	Number of Stock Options Held
Randall L. Stephenson	408,861
John J. Stephens	98,545
John T. Stankey	2,326
All Executive Officers	511,656

Note (2).

Represents number of vested stock units held by the Director or Executive Officer, where each stock unit is equal in value to one share of AT&T common stock. The stock units are paid in common stock or cash depending upon the plan and the election of the participant at times specified by the relevant plan. None of the stock units listed may be converted into common stock within 60 days of the date of this table. As noted under “Compensation of Directors,” AT&T’s plans permit non-employee Directors to acquire stock units (also referred to as deferred stock units) by deferring the receipt of retainers into stock units and through a yearly grant of stock units. Officers may acquire stock units by participating in stock-based compensation deferral plans. Stock units carry no voting rights.

Note (3).

Mr. Hutchins disclaims beneficial ownership of 3,322 shares held in trust for his siblings.

Note (4).

Mr. Yang disclaims beneficial ownership of 33,558 shares held in a limited partnership.

Note (5).

Represents beneficial ownership as of September 30, 2019, the date Mr. Donovan ceased being a Named Executive Officer.

29

CORPORATE RESPONSIBILITY

Governance	AT&T’s commitment to Corporate Responsibility means integrating it into every aspect of our business, starting with governance.

INTEGRATION

Our Corporate Responsibility strategy accounts for long-term trends and allocates resources based on both social and business impact. A commitment to addressing environmental, social and governance (ESG) issues is embedded at every level of our company, including Board oversight, officer-level involvement and a team of dedicated professionals who engage leaders across the business. Foundational policies, including the codes of business conduct that govern each operating company, put our values into action and detail our commitments to ethics, diversity, privacy, the environment and our communities. Annually, we detail our ESG performance and progress through robust public corporate responsibility reporting. Our reporting includes our approach to stakeholder engagement, alignment to the Global Reporting Initiative Standards, response to the CDP Climate Change survey (which aligns with the Task Force on Climate-related Financial Disclosures), our Political Engagement Report, and detailed issue briefs covering 20 of our most important focus areas. Our work was recognized with the 2019 Corporate Governance Award for Best ESG Reporting by Corporate Secretary magazine.

TRANSPARENCY

In our political spending disclosures, our objective is best- in-class transparency. Twice yearly, in accordance with applicable law, campaign finance and disclosure rules, and our own internal policies, we publicly disclose U.S. political contributions via a Political Engagement Report. We also identify organizations that report using some or all of our contributions for lobbying activities. In addition, our Board receives the full list of corporate political contributions and has an opportunity to review and provide guidance with respect to the company’s contributions. In 2019, AT&T received a score of 97.1 (out of 100) on the CPA-Zicklin Index of Corporate Political Disclosure and Accountability, earning “Trendsetter” status. AT&T was also named one of the 10 most transparent S&P 500 companies for ESG reporting, according to a 2019 study commissioned by Financial Times’ Agenda.

STAKEHOLDER ENGAGEMENT

In addition to on-going dialogue with our stakeholders, every 2-3 years, we systematically engage internal and external stakeholders to capture their views on the ESG topics most important for our company to address, to help ensure our long-term business success. In 2019, we conducted our 5th such assessment. Nearly 1,000 stakeholders provided insight into the prioritization of these topics through electronic surveys and live interviews. Among the stakeholders were AT&T employees and officers, business and consumer customers, investors, suppliers, distributors, government and non-government organizations, as well as programmatic and community organizations. The results of these efforts help guide our strategic planning for development of programs and investments.

DATA PRIVACY & SECURITY

Privacy is a fundamental commitment at AT&T. We have policies and procedures in place to inform customers and help them feel comfortable about how AT&T protects and uses their data. Our global privacy program is based on a set of principles that explains our commitments to our customers: (1) Transparency. We’re open and honest about how we use customers’ data. (2) Security. We use strong safeguards to keep data confidential and secure. (3) Choice and control. We give customers choices about how we use their data. This includes the ability to opt in for some programs and say no to others. (4) Integrity. We manage data in a respectful, deliberate way to maintain the trust placed in us. We do what we say. To help secure data both in transit across the network and stored in the network, AT&T has implemented a comprehensive security program that focuses on 13 major areas. The areas are derived from ISO 17799, COBIT and other industry best practices. Our Chief Security Office (CSO) promotes security being built into the fabric of every organization within AT&T. With more than 700 dedicated CSO professionals and more than 1,400 additional security specialists working in organizations across the business, AT&T is committed to the security of customer data and the protection of our global network.

30

CORPORATE RESPONSIBILITY

Environment

AT&T demonstrates corporate leadership on climate change by setting strong goals and taking purposeful action in and outside our company. Our climate change strategy is based on mitigation, resilience and enablement.

Progress Toward 2020 Targets1:

60% Energy Intensity Reduction: 130% completed	30% Fleet Emissions Reduction: 86.7% completed	Refurbish, reuse or recycle 200M devices: 87.5% completed

12019 data is still being compiled. Represents progress through end of year 2018.

MITIGATING IMPACTS

In 2019, AT&T announced that our renewable energy purchases will surpass 1.5 gigawatts of clean energy capacity, solidifying our position as one of the largest corporate purchasers of renewable energy in the U.S. The total annual energy produced through these purchases is enough to power New York City for approximately 1 month, every year.2 In addition to investing in renewable energy, we also work to make our company more efficient through energy and emissions reductions projects and by incorporating environmentally sustainable practices into our daily operations. We realized $51.1 million in annual energy savings from more than 28,000 energy efficiency projects completed in 2018.

BUILDING RESILIENCE

AT&T is working to assess the risks of climate change so that we that can make smarter, climate-informed decisions for the future. We engaged the U.S. Department of Energy’s Argonne National Laboratory on an industry-leading climate resiliency project to better anticipate, prepare for and adapt to the impacts of climate change. This engagement led AT&T to develop our Climate Change Analysis Tool, which will help us visualize climate change risk on our infrastructure and operations. Instead of relying on 10-day weather forecasts and historic events, we can now model climate-related phenomena such as projected sea-level rise and the potential impact on surrounding cables, cell sites or data centers—up to 30 years into the future. These insights can help us better plan for maintenance, construction and disaster recovery efforts as we serve our customers and communities.

ENABLING REDUCTIONS

Our technology can play a role in reducing emissions beyond our walls. We are a founding member of the Net Positive Project, a collaborative effort to create positive impacts on society and the environment. That is why we committed to demonstrate how we enable carbon savings to our customers that are 10 times the footprint of our operations by 2025. We refer to this as our 10x Carbon Reduction Goal. In our progress report released in May 2019, we use customer-specific case studies to detail how we have enabled customer GHG reductions approximately 2x the footprint of our operations, well on our way to 10x.

31

CORPORATE RESPONSIBILITY

Social	AT&T focuses on issues important to our business and our communities, including safety, skills development, diversity and inclusion, and the welfare of our fellow citizens.

COMMUNITY

AT&T’s success is inextricably tied to the health and prosperity of our local communities. We invest our company’s resources and knowledge to advance access to education and training, improve lives and strengthen communities around the world. A cornerstone of this effort is our employees’ engagement in the causes they believe in. In addition to donating time and resources to the causes important to them, employees can volunteer to mentor high school students in career readiness, as AT&T works to develop the next generation of talent through internships and apprenticeships. In 2019, employees volunteered approximately 1.3 million hours and donated over $27.5 million to more than 27,000 non-profits.

AT&T Believes is an employee grassroots initiative designed to serve as a catalyst for economic growth, innovation and prosperity in the communities where we operate. Efforts in more than 35 cities and counting focus on local needs such as homelessness, digital safety, unemployment and access to education.

$151.7M in total was contributed or directed through corporate-, employee-, and AT&T Foundation- giving programs.[3]

2Based on estimates from “2018 Power Trends” by The New York Independent System Operator (NYISO).

32019 data is still being compiled. Represents progress through end of year 2018.

DIVERSITY & INCLUSION

AT&T’s commitment to diversity and inclusion is longstanding and foundational to our business practices. From our one- hundred-year relationship with the NAACP, to being one of the first companies to prohibit discrimination based on sexual orientation,

Global Employees: U.S. Employees:

and our continued support for the HRC’s Business Coalition for the Equality Act, AT&T continues to be consistently committed to civil rights for all individuals.

We develop diverse leadership within our business through programs that give access, tools, training and resources to foster growth and propel their careers. We encourage more women, people of color and the underrepresented populations to pursue careers in science, technology, engineering and math. Representation in media is a specific focus of WarnerMedia’s pioneering diversity and inclusion policy that commits to advancing diversity and inclusion on both sides of the camera. In 2019, WarnerMedia released its inaugural Diversity and Inclusion Interim Report, a first for the entertainment industry. Our commitment to gender equality manifested in two additional ways: the naming of the first female chair and CEO of Warner Bros. and the first female CEO of AT&T Business. We also inspire the next generation of workers, in collaboration with organizations such as Girls Who Code.

Additionally, AT&T’s 60 employee groups reflect our company’s diversity and culture of inclusion for employees of diverse cultural, educational and experiential backgrounds. These organizations help members grow professionally and personally—supporting cross-functional diversity around specific business issues, professional development topics and ways to serve our communities.

In 2013, AT&T announced our commitment to hire 10,000 veterans and their families. We met that goal and, in 2016, set a new target to hire an additional 10,000 veterans and their families—for a total of 20,000—by 2020. We achieved that milestone in 2019.

We’re proud our efforts were recognized by DiversityInc. with the #1 spot on their 2019 Top 50 Companies for Diversity list.

SKILLS BUILDING AND ECONOMIC OPPORTUNITY

AT&T invests in education and job training to help develop a skilled and diverse workforce that can better prepare our country for the future. Through the AT&T Aspire initiative, we help provide access to the education and training people need to get and keep good jobs.

32

CORPORATE RESPONSIBILITY

Our employees also mentor students across the country to help them discover their career passions and potential. Since 2008, when we launched Aspire, we have committed more than $550 million in education-centric programs.

Much of our work is in collaboration with organizations that help underrepresented students develop computer science and coding skills, including Girls Who Code, Black Girls Code and All Star Code. To promote diverse voices in the entertainment industry, we support programs such as Access to Action, Hollywood CPR and The Sundance Momentum Fellowship. In collaboration with Hello Sunshine, AT&T hosted an immersive, eight-day skills-building and mentorship program to discover and foster the next generation of young female creators. These initiatives strive to provide opportunities to those who haven’t had traditional pathways into the entertainment industry so the stories we tell are reflective of our audiences and everyone can see themselves represented on television, stage and film.

ONLINE SAFETY

Devices have become an integral part of our lives, and it’s important that we empower customers to use our products and services—and get online—safely and securely. In collaboration with leading online safety experts, we share resources for consumers to learn how to have safe and successful online experiences.

Initiatives such as Cyber Aware, a website that provides consumer resources about email and text scams, spam, identity theft and much more, and AT&T Secure Family™, a smartphone app helping parents take charge of their family’s security, encourage safe and responsible online activity.

Cartoon Network’s Stop Bullying: Speak Up campaign is an award-winning, multi-platform pro-social initiative that addresses bullying among kids.

WORKFORCE TRAINING

In 2019, AT&T invested $200 million in direct employee training and professional development programs. We’re recognized as a leader in career development because of this investment. As we work to inspire a culture of continuous learning, we offer training designed for all employees throughout their careers: new hire training, continuous training for a current role and skills transformation training for a potential future role. “Future Ready” is our plan to continue to transform our workforce and help employees develop the skills that we need today and in the future. The program focuses on 4 main areas: (1) Equipping and reskilling employees; (2) Attracting critical talent; (3) Fostering high engagement; and (4) Evolving compensation plans.

33

AUDIT COMMITTEE

AT&T has a separately designated standing Audit Committee. The Board has adopted a written charter for the Audit Committee, which may be viewed on the Company’s web site at www.att.com. The Audit Committee performs a review and reassessment of its charter annually. The Audit Committee oversees the integrity of AT&T’s financial statements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, and AT&T’s compliance with legal and regulatory matters.

The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange and AT&T. The members of the Audit Committee are Mr. Di Piazza (Chairman), Mr. McCallister, Ms. Taylor, and Dr. Tyson, each of whom was appointed by the Board of Directors. The Board has determined that each member of the Audit Committee is financially literate under NYSE listing standards.

In addition, the Board of Directors has determined that Mr. Di Piazza and Ms. Taylor are “audit committee financial experts.” Although the Board of Directors has determined that these individuals have the requisite attributes to be considered “audit committee financial experts” as defined under SEC rules, their responsibilities are the same as those of the other Audit Committee members. They are not AT&T’s auditors or accountants, do not perform “field work” and are not full-time employees. The SEC has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an audit committee financial expert.

PRIMARY RESPONSIBILITIES

The Audit Committee is responsible for oversight of management in the preparation of AT&T’s financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that AT&T’s financial statements and disclosures are complete and accurate. AT&T’s Audit Committee charter provides that these are the responsibility of management and the independent auditors.

Independent Auditor Oversight

The Audit Committee has oversight of the Company’s relationship with the independent auditor and is directly responsible for the annual appointment, compensation and retention of the independent auditor. The independent auditor reports directly to the Audit Committee.

Financial Reporting Review

The Audit Committee reviews and discusses with management and the independent auditor:

•	the annual audited financial statements and quarterly financial statements;

•	any major issues regarding accounting principles and financial statement presentations; and

•	earnings press releases and other financial disclosures.

Internal Audit Oversight

The Audit Committee oversees the activities of the Company’s senior internal auditing executive, including internal audit’s assessment of operational and financial risks and associated internal controls. Significant internal audit reports and corrective action status are regularly discussed with the Audit Committee.

Risk Review

The Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate.

Compliance Oversight

The Audit Committee meets with the Company’s Chief Compliance Officer (CCO) regarding the CCO’s assessment of the Company’s compliance and ethics risks, the effectiveness of the Company’s Corporate Compliance Program, and any other compliance related matters that either the Committee or the CCO deems appropriate. The Audit Committee oversees the administration and enforcement of the Company’s Code of Business Conduct, Code of Ethics, and Corporate Compliance Program.

34

AUDIT COMMITTEE

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Ernst & Young LLP acts as AT&T’s principal auditor and provides certain audit-related, tax and other services. The Audit Committee has established a pre-approval policy for services to be performed by Ernst & Young. Under this policy, the Audit Committee approves specific engagements when the engagements have been presented in reasonable detail to the Audit Committee before services are undertaken.

This policy also allows for the approval of certain services in advance of the Audit Committee being presented details concerning the specific service to be undertaken. These services must meet service definitions and fee limitations previously established by the Audit Committee. Additionally, engagements exceeding $500,000 must receive advance concurrence from the Audit Committee Chairman. After an auditor is engaged under this authority, the services must be described in reasonable detail to the Audit Committee at the next meeting.

All pre-approved services must commence, if at all, within 14 months of the approval.

The fees for services provided by Ernst & Young (all of which were pre-approved by the Audit Committee) to AT&T in 2019 and 2018 are shown below.

Principal Accountant Fees (dollars in millions)
Item	2019	2018
Audit Fees (a)	$52.1	$49.3
Audit Related Fees (b)	5.5	5.6
Tax Fees (c)	9.5	10.1
All Other Fees (d)	0.0	0.0

Note (a). Audit Fees.

Included in this category are fees for the annual financial statement audit, quarterly financial statement reviews, audits required by Federal and state regulatory bodies, statutory audits, and comfort letters.

Note (b). Audit Related Fees.

These fees, which are for assurance and related services other than those included in Audit Fees, include charges for employee benefit plan audits, due diligence associated with acquisition and disposition activity, control reviews of AT&T service organizations, and consultations concerning financial accounting and reporting standards.

Note (c). Tax Fees.

These fees include charges for various Federal, state, local and international tax compliance and research projects, as well as tax services for AT&T employees working in foreign countries.

Note (d). All Other Fees.

No fees were incurred in 2019 or 2018 for services other than audit, audit related and tax.

35

AUDIT COMMITTEE

AUDIT COMMITTEE

The Audit Committee: (1) reviewed and discussed with management AT&T’s audited financial statements for the year ended December 31, 2019; (2) discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; (3) received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and (4) discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2019, be included in AT&T’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 12, 2020	The Audit Committee
Samuel A. Di Piazza, Jr., Chairman
Michael B. McCallister
Cynthia B. Taylor
Laura D’Andrea Tyson

36

COMPENSATION DISCUSSION AND ANALYSIS

Acronyms Used

CAM	Career Average Minimum	NEO	Named Executive Officer
CDP	Cash Deferral Plan	NYSE	New York Stock Exchange
CEO	Chief Executive Officer	ROIC	Return on Invested Capital
COO	Chief Operating Officer	RSU	Restricted Stock Unit
DTC	Direct to Consumer	SEC	Securities and Exchange Commission
EBITDA	Earnings Before Interest, Taxes, Depreciation, and Amortization	SERP	Supplemental Employee Retirement Plan
EOY	End of Year	SRIP	Supplemental Retirement Income Plan
EPS	Earnings Per Share	STIP	Short Term Incentive Plan
EY	Ernst & Young LLP	SPDP	Stock Purchase and Deferral Plan
FCF	Free Cash Flow	TSR	Total Stockholder Return
MCB	Management Cash Balance

37

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Human Resources Committee (Committee) takes great care to develop and refine an executive compensation program that recognizes its stewardship responsibility to our stockholders while ensuring the availability of talent to support a culture of growth, innovation, and performance in an extraordinarily large and complex organization.

In this section, we summarize the elements of our compensation program, how our program supports pay for performance, and our key performance achievements.

Topic	Overview	More Information
The foundation of our program

Our Committee believes that our programs should:

–  be aligned with stockholder interests,

–  be competitive and market-based,

–  pay for performance,

–  balance both short- and long-term focus, and

–  be aligned with generally accepted approaches.

To that end, we incorporate many best practices in our compensation program and avoid ones that are not aligned with our guiding pay principles.

Page 41

Stockholder engagement

Each year, we engage with stockholders to understand their views on executive compensation. In light of their feedback, results of the stockholder advisory vote on our executive compensation program, and market trends, the Committee adjusts our compensation program periodically as it determines to be appropriate.

Page 42

Our compensation program elements and percentage of pay tied to performance and common stock price

–  Our program includes a number of different elements, from fixed compensation (base salaries) to performance-based variable compensation (short- and long-term incentives), to key benefits, which minimize distractions and allow our executives to focus on our success.

–  Each element is designed for a specific purpose, with an overarching goal of encouraging a high level of sustainable individual and Company performance well into the future.

–  For NEOs, the combination of short- and long-term incentives ranges from 85% to 94% of target pay. Payouts are formula-driven for:

•  Short-term incentives; and

•  Performance Shares (which represent 75% of the long-term incentive).

–  All long-term grants are tied to our common stock price performance.

–  Our Committee retains the authority to increase or decrease final award payouts, after adjustment for financial performance, to ensure pay is aligned with performance.

Pages 43, 46

How we make compensation decisions

The starting point for determining Executive Officer compensation is an evaluation of market data. Our consultant compiles compensation information for our Peer Group companies and then presents this information to our Committee for it to consider when making compensation decisions. Our Peer Group companies were chosen based on their similarity to AT&T on a number of factors, including alignment with our business, scale, and/or complexity.

38

COMPENSATION DISCUSSION AND ANALYSIS

OUR MISSION	OUR VALUES
Inspire human progress through the power of communication and entertainment.	Live true. Think big. Pursue excellence. Inspire imagination.	Be there. Stand for equality. Embrace freedom. Make a difference.

AT&T is a modern media company whose mission is to inspire human progress through the power of communications and entertainment. We believe time spent viewing premium content and the demand for connectivity and bandwidth will continue to increase. Recognizing these trends, the Company has invested in assembling the right assets to combine premium content, direct-to-consumer relationships, next-gen high-speed networks and an ad-tech platform. Over the past year, we have worked to harness our combination of assets, consumer relationships and consumer insights, and with the businesses assembled and aligned, we can continue to execute on our long-term vision.

KEY 2019 INITIATIVES	2019 ACCOMPLISHMENTS

De-lever through strong free cash flow, non-core asset sales	- Record cash from operations of $48.7 billion and record free cash flow of $29.0 billion[1] - Achieved EOY net debt to adjusted EBITDA goal[2] - Monetized approximately $18 billion of assets (net)

Lead in network through fiber, 5G and FirstNet investments

- Wireless network: Nation’s best and fastest[3]

- 5G: 5G to 50 million people

- FirstNet: More than 10,000 agencies and more than 1 million connections; coverage 75% complete

- Fiber: Available to 14 million consumer customer locations and 8 million business customer locations[4]

Grow wireless service revenues	- Up 1.9% for the full year

Stabilize Entertainment Group EBITDA	- Stable year over year at $10.1 billion[5]

Deliver merger synergies, grow WarnerMedia, launch DTC	- EOY merger cost synergy run rate: $700 million - HBO Max: Introduced October 2019; commercial launch on track for May 2020

Expand targeted advertising, data analytics	- Launched Community, a premium video marketplace for buyers and sellers - Acquired Clypd: Enables delivery of advertising solutions across TV and digital

Notes:

[1]	Free cash flow is cash from operations minus capital expenditures. See Annex A for free cash flow reconciliation.
[2]

Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters Adjusted EBITDA. This metric was used as a performance metric; see page 48 for the performance achieved and Annex A for a reconciliation.

[3]

America’s Best Network: Based on Global Wireless Solutions OneScore Sept. 2019. Nation’s Fastest Network: Based on analysis by Ookla® of Speedtest Intelligence® data average download speeds for Q3 2019. Ookla trademarks used under license and reprinted with permission.

[4]	Includes more than 8 million U.S. business customer locations on or within 1,000 feet of our fiber.
[5]	See Annex A for EBITDA reconciliation.

39

COMPENSATION DISCUSSION AND ANALYSIS

RETURN TO STOCKHOLDERS

141.7%	45.6%	2.0%	36
10-year TSR at year end 2019	1-year TSR at year end 2019	Increase in quarterly dividend in 2019	Years of consecutive increase in quarterly dividend

SUMMARY OF INCENTIVE PAYOUTS

PROGRAM ENHANCEMENTS FOR 2019 SHORT TERM AWARDS

–	Added Net-Debt-to-Adjusted-EBITDA as a performance metric to focus on debt reduction and earnings.

–	Increased the weighting of Earnings Per Share to 80% to drive profitability and long-term sustainability.

–	New short-term award structure more quickly rewards performance above target, but even more so significantly penalizes underperformance. See page 47 for more information.

2019 CORPORATE SHORT TERM AWARD RESULTS*

Metric	Metric Weight	Attainment	Payout %
2019 EPS	80%	98%	85%
2019 Net-Debt-to-Adjusted-EBITDA	20%	100.3%	101%
Weighted Average Payout			88%

* Award payouts for Mr. McElfresh, Mr. Stankey, and Mr. Donovan were based on a mix of corporate and business unit performance attainment. Please see pages 47 and 48 for more information.

PROGRAM ENHANCEMENT FOR 2020 SHORT TERM AWARDS

The Committee has approved the use of growth incentives that can enhance the payout of 2020 incentive awards (payable 2021). If revenue growth objectives are met, Executive Officers can receive up to an additional 15% payout.

LONG TERM AWARD – PERFORMANCE SHARE COMPONENT

RESULTS FOR 2017-2019 PERFORMANCE PERIOD

Metric	Metric Weight	Achievement	Payout %
3-Year ROIC	100%	7.00%	100%
3-Year Relative TSR Payout Modifier	+10%, 0%, or -10%	Quartile 4	-10%
Final Payout			90%

See page 52 for more information about our ROIC attainment. After the impact of change in common stock price over the 2017 – 2019 performance period, our NEOs received approximately 81% of their original Performance Share grant value.

40

COMPENSATION DISCUSSION AND ANALYSIS

ROLE OF THE HUMAN RESOURCES COMMITTEE

The Committee oversees the compensation and benefits program for our senior executives on behalf of the Board of Directors. The Committee is composed entirely of independent Directors. Its current members are: Ms. Mooney (Chairman), Mr. Ford, Mr. McCallister, Mr. Rose, and Mr. Yang. The Committee’s charter is available on our website at www.att.com. The Committee is responsible for:

Compensation-Related Tasks	Organizational Tasks

–  Determining the compensation for our Executive Officers, including salary and short- and long-term incentive opportunities;

–  Reviewing, approving, and administering our executive compensation plans, including our stock plans;

–  Establishing performance objectives under our short- and long-term incentive compensation plans;

–  Determining the attainment of performance objectives and the resulting awards to be made to our Executive Officers;

–  Evaluating Executive Officer compensation practices to ensure that they remain equitable and competitive; and

–  Approving employee benefit plans.

–  Evaluating the performance of the CEO;

–  Reviewing the performance and capabilities of other Executive Officers, based on input from the CEO; and

–  Reviewing succession planning for Executive Officer positions including the CEO’s position.

GUIDING PAY PRINCIPLES

The Committee has established the following guiding pay principles as the pillars of our compensation and benefits program. It evaluates changes to our program in light of these goals and the Company’s strategic objectives.

41

COMPENSATION DISCUSSION AND ANALYSIS

PAY GOVERNANCE

Our Committee designs our compensation and benefits program around the following market-leading practices:

OUR PRACTICES	WHAT WE DON’T DO

✓  Pay for Performance: Tie compensation to performance by setting clear and challenging performance metrics/goals, including stock price performance for long term compensation.

✓ Multiple Performance Metrics and Time Horizons: Use multiple performance metrics and multi-year vesting timeframes to balance short- and long- term focus.

✓  Stock Ownership and Holding Period Requirements: NEOs must comply with common stock ownership guidelines and hold the equivalent of 25% of post-2015 stock award distributions until termination of employment.

✓ Regular Engagement with Stockholders: We regularly engage with stockholders to seek input regarding executive compensation matters.

✓ Dividend Equivalents: Paid at the end of the performance period on earned Performance Shares.

✓ Compensation-Related Risk Review: Performed annually to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

✓  Clawback Policy: Provides for the recovery of previously paid executive compensation for any fraudulent or illegal conduct.

✓  Severance Policy: Limits payments to 2.99 times salary and target bonus.

✗ No “Single Trigger” Change in Control Provisions: No accelerated vesting of equity awards upon a change in control.

✗ No Tax Gross-Ups, except in extenuating circumstances.

✗ No Credit for Unvested Shares when determining compliance with stock ownership guidelines.

✗ No Repricing or Buy-Out of underwater stock options.

✗ No Hedging or Short Sales of AT&T stock or stock based awards.

✗ No Supplemental Executive Retirement Benefits for officers promoted/hired after 2008.

✗ No Guaranteed Bonuses.

✗ No Excessive Dilution: Our annual equity grants represent less than 1% of the total outstanding common stock each year. As of April 30, 2019, our total dilution was 1.0% of outstanding stock.

STOCKHOLDER ENGAGEMENT

We engage in annual dialogue with our stockholders to review how our compensation and benefits program supports our long-term strategic objectives and obtain feedback. The Committee considers feedback from this outreach when evaluating any potential changes to our program. Our stockholders have continued their strong support of our program with over 90% of votes cast for approval of the “say on pay” proposal over the last four years, including 91% of the votes cast at our 2019 Annual Meeting of Stockholders.

42

COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF 2019 COMPENSATION

Stockholders’ interests are best represented by a compensation program that is properly structured to attract, retain, and motivate our executives to lead the Company effectively. Our program contains various elements, each designed for a different purpose, with the overarching goal of encouraging a high level of sustainable individual and Company performance well into the future:

Focus on Current Year Performance	+	Focus on Multi-Year Performance	+	Focus on Attraction & Retention
Salary and Short-Term Incentives		Long-Term Incentives: 75% Performance Shares 25% Restricted Stock Units		Retirement, Deferral/Savings Plans, Benefits, and Personal Benefits

The chart below more fully describes the elements of total direct compensation and their link to our business and talent strategies.

	Reward Element	Form	Link to Business and Talent Strategies

		Cash	• Provides current compensation for the day-to-day responsibilities of the position.
Fixed Pay	Base Salary	A portion may be contributed to the AT&T stock and cash deferral plans.

• Current pay level recognizes experience, skill, and performance, with the goal of being market-competitive.

• Future adjustments may be based on individual performance, pay relative to other executives, and/or pay relative to market.

	Short-Term Incentives (see page 47)	Cash	• Aligns pay with the achievement of short-term Company or business unit objectives.
At Risk Pay		A portion may be contributed to the AT&T stock and cash deferral plans.	• Payouts are based on achievement of predetermined goals, with potential for adjustment (up or down) by the Committee to align pay with performance.

	Long-Term Incentives (see page 50)	Common Stock
		75% Performance Shares (paid 34% in stock, 66% in cash) 25% Restricted Stock Units (paid in stock)	• Motivates and rewards the achievement of long-term Company objectives. • Aligns executive and stockholder interests.

The percentage of target pay allocated to the reward elements for our NEOs is found on page 46.

43

COMPENSATION DISCUSSION AND ANALYSIS

DETERMINING 2019 TARGET COMPENSATION

The Committee uses market data as the starting point for determining Executive Officer compensation. The independent consultant compiles data from peer companies using both proxy data and third-party compensation surveys.

Scale and scope of AT&T relative to peers

AT&T is a global leader in telecommunications, media, entertainment, and technology. To put in perspective the scale, scope, and complexity of our business relative to our Corporate Peer Group (shown on page 45), below is a comparison of market cap, annual revenues, and annual net income. This comparison is valuable in understanding our compensation and benefits package:

How the peer groups were chosen

The Committee evaluated compensation against three peer groups in 2019: the Corporate Peer Group, the Media Peer Group, and the Large Cap Peer Group.

The Corporate Peer Group is used for corporate roles. It is based on the following criteria, with input from both the independent consultant and management, to ensure the peer group includes companies that:

•	Mirror AT&T’s strategic business mix by including telecom, media, and technology companies,

•	Are substantially similar to AT&T in terms of organizational or business complexity and/or industry,

•	Have global operations and/or diversified product lines,

•	Are able to compete with AT&T for business, executive talent, and/or investor capital, and

•	Have similar jobs in terms of complexity and scope.

44

COMPENSATION DISCUSSION AND ANALYSIS

Due to the unique pay practices in the media and entertainment industry, the consultant created a separate Media Peer Group, comprised of key organizations in the media and entertainment industry, against which to evaluate Mr. Stankey’s compensation. Similarly, because of the significant scope of Mr. McElfresh and Mr. Donovan’s jobs, their compensation was evaluated relative to a Large Cap Peer Group, comprised of companies having positions that closely resemble the scale and scope of AT&T Communications.

	Corporate Peer Group[1] Mr. Stephenson, Mr. Stephens, and Mr. McAtee	Large Cap Peer Group Mr. McElfresh, Mr. Donovan	Media Peer Group Mr. Stankey

21st Century Fox	●
IBM	●
Microsoft	●
Viacom	●
Walt Disney	●
Alphabet	●	●
Apple	●	●
Boeing	●	●
Charter	●	●
Chevron	●	●
Cisco	●	●
Exxon Mobil	●	●
General Electric	●	●
Intel	●	●
Oracle	●	●
Sprint	●	●
T-Mobile US	●	●
Verizon	●	●
Wal-Mart	●	●
Comcast	●	●	●
Amazon	●		●
CBS	●		●
AMC Networks			●
Discovery Comm.			●
Lions Gate			●
Netflix			●
1.	These same companies are used to determine our relative TSR performance for the 2019 Performance Share grant for all NEOs.

45

COMPENSATION DISCUSSION AND ANALYSIS

The Committee’s Process for Establishing 2019 Target Compensation

The Committee’s consultant reviewed market data from the applicable peer groups with members of management and the CEO (for Executive Officers other than himself) to confirm job matches and scoping of market data based on the relative value of each position and differences in responsibilities between jobs at AT&T and those in the applicable peer group. After completing this review, the consultant presented the market data to the Committee.

The Committee used the market data and the CEO’s compensation recommendations for the other Executive Officers and then applied its judgment and experience to set Executive Officer target compensation for the coming year. While the Committee does consider peer group compensation information when setting executive compensation, it does not believe it appropriate to establish compensation amounts based solely on this data. The Committee believes that compensation decisions are multi-dimensional and require consideration of additional factors, including market competition for the position and the executive’s:

-	experience, performance, and contributions;
-	long-term potential; and
-	leadership.

2019 Target Pay Mix

The Committee designs the compensation program to be heavily performance-based. The following charts depict the mix of target compensation for Mr. Stephenson, and an average for the other NEOs.

*Including stock price performance

46

COMPENSATION DISCUSSION AND ANALYSIS

HOW NEOS WERE PAID FOR PERFORMANCE IN 2019

2019 Short-Term Incentive Awards – Performance Targets

At the beginning of 2019, after reviewing our business plan and determining the business metrics on which our Executive Officers should focus, the Committee established the following performance metrics applicable to payment of 2019 short-term awards. These metrics were chosen for their link to our corporate strategy. For 2019, the Committee added a Net-Debt-to-Adjusted EBITDA performance target to focus management on multiple initiatives intended to reduce debt.

2019 SHORT-TERM INCENTIVE PLAN METRICS1

1 In each case, an overall payout cap of 150% applies to the final, weighted payout before any applicable AT&T Communications Revenue Kicker.

Each performance metric has an associated payout table, and all payout tables use the same structure. The Committee changed the payout table structure so that NEOs are rewarded more quickly for performance above the performance target and more heavily penalized for performance below target. It features more downside risk than upside potential. This change was made in 2019, the first full year of the new company structure after the Time Warner acquisition.

2019 Short Term Payout Table Structure

Payout Level	Attainment	Payout

Maximum	110%	150%

Target	100%	100%

	94%	50%

Threshold	82%	30%
Interpolation is used to determine the payout percentages for results that fall between attainment levels shown.

47

COMPENSATION DISCUSSION AND ANALYSIS

2019 Short-Term Incentive Awards – Performance Attainment and Associated Payout Percentages

The following charts show the performance goals, actual performance attainment and payout percentage for each of our NEO’s 2019 short-term incentive award performance metrics.

48

COMPENSATION DISCUSSION AND ANALYSIS

NEOs whose awards are based solely on corporate performance metrics each received a performance-adjusted award payout of 88% (Messrs. Stephenson, Stephens, and McAtee). The performance-adjusted award payout for Mr. McElfresh and Mr. Donovan was 88%, and for Mr. Stankey was 102% (see page 58 for more information on Mr. Stankey’s payout). The Committee maintains the ability to adjust the formula-driven payout as it deems appropriate in order to ensure alignment of Executive Officer pay with performance. AT&T Communications Operating Contribution was reduced by $0.5B per pre-established award terms for severance and asset abandonments and impairments.

49

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Awards with Performance or Restriction Periods Ending in 2019 or Early 2020

Following is a description of the long-term awards our NEOs received:

Form of Award	Performance/Restriction Period and Metrics	Description
Performance Shares Granted in 2017 75% of 2017 Long Term Award	3-year performance period (2017-2019) Performance metrics: – 100% ROIC – Relative TSR payout modifier* Payout value based on combination of performance attainment and common stock price performance.

–  Each Performance Share is equal in value to a share of common stock, which causes the value of the award to fluctuate directly with changes in our stock price over the performance period.

–  Performance Shares are paid in 66% cash and 34% common stock. The amount of cash to be paid is based on our stock price on the date the award payout is approved.

–  Awards are based on a 3-year performance period and maximize both short- and long-term performance. The impact of a single year’s performance is felt in each of the three Performance Share grants outstanding at any given time, so that strong performance must be sustained every year in order to provide favorable payouts.

–  Dividend equivalents are paid at the end of the performance period, based on the number of Performance Shares earned.

RSUs Granted in 2016 50% of 2016 Long Term Award	4-year restriction period Payout value based on common stock price performance.	RSUs pay in common stock at the end of the restriction period, regardless of whether they vest earlier. RSUs vest 100% after four years or upon retirement eligibility, whichever occurs earlier.

*Not applicable to Mr. McElfresh’s 2017 Performance Shares because he was not an Executive Officer at the time of the grant.

50

COMPENSATION DISCUSSION AND ANALYSIS

ROIC Payout Table and Actual Performance Attainment – 2017-2019 Performance Period

Determination of Performance Goal	Performance Below Target Range

We established a ROIC performance target range of 6.50% to 7.50% at the beginning of the 3-year performance period. This target range does not reward or penalize Executive Officers for performance achievement within close proximity to the midpoint of the range. The lower end of the performance target range was set so that it exceeded our internally calculated weighted average cost of capital (determined, in part, based on input from banks) by 75 basis points, ensuring a reasonable return is delivered to stockholders before Executive Officers are eligible for full payout of their target award. We calculate ROIC by taking our annual reported net income minus minority interest and adding after-tax interest expense and dividing that result by the total of the average debt and average stockholder equity for the relevant year, subject to adjustments. The ROIC for each year is then averaged over the 3-year performance period to determine the final performance.

Achievement below the target range results in decreasing levels of award payout. No payout is earned if less than 65% of the performance target range is achieved.

Performance Within Target Range

100% payout if performance falls within the target range.

Performance Above Target Range

Maximum payout of 150% is earned if 147% or more of the performance target range is achieved. Achievement above the target range provides for higher levels of award payout, up to the maximum payout.

Actual Performance

After conclusion of the performance period, the Committee determined (using the 2017 ROIC payout table summarized on the next page) that we achieved ROIC of 7.00%, which was within the target range, and 125 basis points above the weighted average cost of capital we established based on input from banks. As a result, the Committee directed that 100% of the related Performance Shares be distributed in accordance with the payout table as follows.

51

COMPENSATION DISCUSSION AND ANALYSIS

Relative TSR Payout Modifier - Payout Table and Actual Performance

The following chart shows the payout table and actual performance for the relative TSR modifier applicable to the 2017 Performance Share grant:

TSR was measured relative to the following peer group, which was established at the time of grant*:

*Time Warner Inc. was included in this group, but its results were removed because of AT&T’s acquisition of Time Warner Inc. in 2018.

52

COMPENSATION DISCUSSION AND ANALYSIS

Percent of Grant Value Realized

Based on the combined ROIC and relative TSR performance attainment, the Committee directed that 90% of the Performance Shares be distributed. After the impact of common stock price performance over the 3-year performance period, our NEOs received 81% of the original 2017 Performance Share grant value, as follows:

2017-2019 Performance Share Grant

    90% payout

1Closing common stock price on the grant date, 1/26/2017: $41.77

Closing common stock price on date payout approved, 1/30/2020: $37.43

2016 RSU Grant

After the impact of common stock price performance over the 4-year restriction period, our NEOs received 109% of the original 2016 RSU grant value, as follows:

2016 RSU Grant

2 Closing common stock price on the grant date, 1/28/2016: $35.53

Closing common stock price on last date of restriction period, 1/28/2020: $38.58

53

COMPENSATION DISCUSSION AND ANALYSIS

REALIZED COMPENSATION FOR NAMED EXECUTIVE OFFICERS

We believe it’s difficult to understand the impact of our Committee’s pay-for-performance philosophy without an explanation of the compensation that our NEOs actually received (“realized compensation”) relative to their original pay targets (“target compensation”). The primary difference between realized and target compensation is stock price performance and achievement against pre-established performance goals under our short- and long- term Incentive plans. In the preceding sections we detailed our incentive award payouts. The following charts summarize the impact of these payouts on each active NEO’s total realized compensation. Note that the realized long-term values shown below do not align to what is reported in the Summary Compensation Table (SCT) because the SCT reflects long-term grant values for 2019 whereas realized compensation shown below includes long-term distribution values of awards with performance/restriction periods ending in 2019 or early 2020.

Randall Stephenson Chairman of the Board and Chief Executive Officer

Randall Stephenson has served as Chairman of the Board and Chief Executive Officer since 2007. Throughout his 37 years at AT&T, he has held a variety of high-level finance, operational, and marketing positions, including serving as Chief Operating Officer from 2004 to 2007, and as Chief Financial Officer from 2001 to 2004. He began his career with the Company in 1982.

2019 Realized Compensation

Element of Compensation	Compensation Amount	Rationale

2019 Base Salary	$1,800,000	Mr. Stephenson’s salary did not increase in 2019.

2019 STIP	Target Award = $6,000,000 Final Award Paid = $5,280,000 88% of target award value realized

Mr. Stephenson’s target STIP was increased 1.7% to $6,000,000 in 2019.

Mr. Stephenson’s STIP payout was based on:

●   A payout of 88% of his target award based on formulaic performance attainment of EPS and Net-Debt-to-Adj-EBITDA goals.

●   The Committee made no award for individual performance.

Performance Share Payout 75% of 2017 Long Term Award (2017-2019 Performance Period)	Target Award = $12,525,000 Final Award Paid = $10,101,249 81% of grant value realized

Mr. Stephenson’s performance share payout was based on:

●   A formulaic payout of 100% of the 299,856 shares granted, based on the Company’s performance achievement for ROIC and 10% subtracted for the relative TSR modifier, plus

●   The company’s common stock price change over the 3-year performance period, which decreased the value of the shares earned by 10%.

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 50% of 2016 Long Term Award (2016 Grant)	Target Award = $7,750,000 218,126 shares paid; valued at $8,415,301 109% of grant value realized	The company’s common stock price change over the 4-year restriction period increased the value of the units granted by 9%. RSUs were paid in common stock.

Total Realized Compensation	$25,596,550

54

COMPENSATION DISCUSSION AND ANALYSIS

John Stephens Senior Executive Vice President and Chief Financial Officer

John Stephens has 26 years of service with the Company. Mr. Stephens was appointed to his current position, Chief Financial Officer, in 2011. He has responsibility for financial planning, corporate development, accounting, tax, auditing, treasury, investor relations, corporate real estate, shared services, and disposition of all non-strategic assets. Prior to his current position, Mr. Stephens held a series of successive positions in the finance department. Before joining the Company, Mr. Stephens held a variety of roles in public accounting.

2019 Realized Compensation

Element of Compensation	Compensation Amount	Rationale

2019 Base Salary	$1,125,000	Mr. Stephens’ salary did not increase in 2019.

2019 STIP	Target Award = $2,625,000 Final Award Paid = $2,560,000 98% of target award value realized

Mr. Stephens’ target STIP did not increase in 2019.

Mr. Stephens’ STIP payout was based on:

●   A payout of 88% of his target award based on formulaic performance attainment of EPS and Net-Debt-to-Adj-EBITDA goals.

●   The Committee awarded Mr. Stephens an additional $250,000 for his individual accomplishments during 2019:

-   Improved the capital structure of the Company by reducing Net-Debt-to-Adjusted EBITDA, including:

◾  monetization of approximately $18 billion of assets (net), and

◾  implementation of the Company’s first preferred stock offering.

-   Developed and externally communicated the 2020 AT&T Business Plan, financial materials for the WarnerMedia Investor Day, and the Company’s 3-year financial guidance and capital allocation strategy.

-   Drove numerous operational effectiveness initiatives ranging from real estate, benefits, taxes, and monetizing non-core businesses.

Performance Share Payout 75% of 2017 Long Term Award (2017-2019 Performance Period)	Target Award = $5,250,000 Final Award Paid = $4,234,052 81% of grant value realized

Mr. Stephens’ performance share payout was based on:

●   A formulaic payout of 100% of the 125,688 shares granted, based on the Company’s performance achievement for ROIC and 10% subtracted for the relative TSR modifier, plus

●   The company’s common stock price change over the 3-year performance period, which decreased the value of the shares earned by 10%.

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 50% of 2016 Long Term Award (2016 Grant)	Target Award = $2,575,000 72,474 shares paid; valued at $2,796,047 109% of grant value realized	The company’s common stock price change over the 4-year restriction period increased the value of the units granted by 9%. RSUs were paid in common stock.

Total Realized Compensation	$10,715,099

55

COMPENSATION DISCUSSION AND ANALYSIS

David McAtee Senior Executive Vice President and General Counsel

David McAtee has served as AT&T’s General Counsel since 2015. He has responsibility for all legal matters affecting AT&T, including the company’s litigation, regulatory, and administrative matters before various judicial and regulatory bodies, as well as all merger agreements, dispositions of non-strategic assets, commercial agreements, and labor contracts. In 2019, Mr. McAtee and his team successfully managed thousands of litigation matters, over 160 appeals to federal and state courts of appeal and the United States Supreme Court, and all legal agreements associated with the Company’s financing and asset monetization initiatives. Mr. McAtee joined the company in 2012 after 18 years in government and private practice.

2019 Realized Compensation

Element of Compensation	Compensation Amount	Rationale

2019 Base Salary	$1,270,833	Mr. McAtee received a 2% base salary increase from $1,250,000 to $1,275,000 in March 2019.

2019 STIP	Target Award = $2,295,000 Final Award Paid = $2,269,600 99% of target award value realized

Mr. McAtee’s target STIP was increased 2% to $2,295,000 in 2019.

Mr. McAtee’s STIP payout was based on:

●   A payout of 88% of his target award based on formulaic performance attainment of EPS and Net-Debt-to-Adj-EBITDA goals.

●   The Committee awarded Mr. McAtee an additional $250,000 for his individual accomplishments during 2019:

-   Provided guidance on critical legal matters including the successful defense of the Department of Justice’s challenge of a lower court decision to approve the AT&T-Time Warner merger.

-   Gave strategic counsel on the Company’s capital market activities, including the Company’s first preferred stock offering, which significantly contributed to the Company’s reduction in net debt.

-   Interim leadership of the Company’s External and Legislative Affairs organization.

Performance Share Payout 75% of 2017 Long Term Award (2017-2019 Performance Period)	Target Award = $2,775,000 Final Award Paid = $2,237,996 81% of grant value realized

Mr. McAtee’s Performance Share payout was based on:

●   A formulaic payout of 100% of the 66,435 shares granted, based on the Company’s performance achievement for ROIC and 10% subtracted for the relative TSR modifier, plus

●   The company’s common stock price change over the 3-year performance period, which decreased the value of the shares earned by 10%.

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 50% of 2016 Long Term Award (2016 Grant)	Target Award = $1,625,000 45,736 shares paid; valued at $1,764,495 109% of grant value realized	The company’s common stock price change over the 4-year restriction period increased the value of the units granted by 9%. RSUs were paid in common stock.

Total Realized Compensation	$7,542,924

56

COMPENSATION DISCUSSION AND ANALYSIS

Jeff McElfresh CEO, AT&T Communications, LLC

Jeff McElfresh joined the Company 24 years ago, and was appointed CEO of AT&T Communications, LLC, in October 2019. He is responsible for AT&T Communications’ consumer, business, and technology and operations groups, which provide mobile, broadband, and video services to U.S. consumers, including nearly 3.5 million businesses. He previously served as President-Technology and Operations for AT&T Communications, LLC, and as CEO of Vrio Corp, the Company’s pay-TV business in Latin America.

2019 Realized Compensation

Element of Compensation	Compensation Amount	Rationale

2019 Base Salary	$568,000

As part of his annual review, Mr. McElfresh received a 7% base salary increase from $450,000 to $480,000 in March. As a result of his new role as CEO of AT&T Communications, LLC, his base salary was increased in October to $850,000.

2019 STIP	Target Award = $1,212,500 Final Award Paid = $1,067,000 88% of target award value realized

Mr. McElfresh’s target STIP was increased by 5% to $1,000,000 as part of his annual review, and then again by 85% to $1,850,000 upon his promotion.

Mr. McElfresh’s STIP payout was based on:

●   A payout of 88% of his target award based on formulaic performance attainment of Net-Debt-to-Adj-EBITDA and AT&T Communications Operating Contribution goals.

●   The Committee made no award for individual performance.

Performance Share Payout 75% of 2017 Long Term Award (2017-2019 Performance Period)	Target Award = $461,250 Final Award Paid = $413,339 90% of grant value realized

Mr. McElfresh’s performance share payout was based on:

●   A formulaic payout of 100% of the 11,043 shares granted, based on the Company’s performance achievement for ROIC, plus

●   The company’s common stock price change over the 3-year performance period, which decreased the value of the shares earned by 10%.

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 50% of 2016 Long Term Award (2016 Grant)	Target Award = $300,000 8,444 shares paid; valued at $325,770 109% of grant value realized	The company’s common stock price change over the 4-year restriction period increased the value of the units granted by 9%. RSUs were paid in common stock.

Total Realized Compensation	$2,374,109

57

COMPENSATION DISCUSSION AND ANALYSIS

John Stankey President and Chief Operating Officer

John Stankey was appointed President and COO of AT&T Inc. in October 2019, overseeing AT&T Communications, WarnerMedia, and Xandr. He also leads WarnerMedia, which creates premium content, operates the world’s largest TV and film studio, and owns a world-class library of entertainment. Mr. Stankey has held various roles during his 33 years of service with the Company, including CEO-AT&T Entertainment Group; Chief Strategy Officer; President and CEO of AT&T Business Solutions; President and CEO of AT&T Operations; Group President-Telecom Operations; Chief Technology Officer; and Chief Information Officer.

2019 Realized Compensation

Element of Compensation	Compensation Amount	Rationale

2019 Base Salary	$2,900,000	Mr. Stankey’s salary did not increase in 2019.

2019 STIP	Target Award = $7,400,000 Final Award Paid = $7,566,500 102% of target award value realized

Mr. Stankey’s target STIP did not increase in 2019.

Mr. Stankey’s STIP payout was based on:

●   A payout of 102% of his target award based on formulaic performance attainment of:

-   1Q to 3Q 2019: Net-Debt-to-Adj-EBITDA and WarnerMedia Operating Contribution (107% payout)

-   4Q 2019: EPS and Net-Debt-to-Adj-EBITDA (88% payout)

●   The Committee made no award for individual performance.

Performance Share Payout 75% of 2017 Long Term Award (2017-2019 Performance Period)	Target Award = $5,250,000 Final Award Paid = $4,234,052 81% of grant value realized

Mr. Stankey’s performance share payout was based on:

●   A formulaic payout of 100% of the 125,688 shares granted, based on the Company’s performance achievement for ROIC and 10% subtracted for the relative TSR modifier, plus

●   The company’s common stock price change over the 3-year performance period, which decreased the value of the shares earned by 10%.

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 50% of 2016 Long Term Award (2016 Grant)	Target Award = $2,837,500 79,862 shares paid; valued at $3,081,076 109% of grant value realized	The company’s common stock price change over the 4-year restriction period increased the value of the units granted by 9%. RSUs were paid in common stock.

Total Realized Compensation	$17,781,628

58

COMPENSATION DISCUSSION AND ANALYSIS

2019 Long Term Grants

In 2019, the Committee granted our NEOs long-term awards in the form of:

Type of Award	Weight	Performance Metrics	Vesting Period

Performance Shares	75%	Performance Metric - 100% ROIC Relative TSR Payout Modifier	3-year performance period

RSUs	25%	Payout value based on common stock price performance only	4-year restriction period

The associated grant values for these awards were:

2019 TARGET LONG TERM VALUES

Name	Performance Shares ($)[1]	RSUs ($)[1]
Randall Stephenson	14,850,000	4,950,000
John Stephens	8,062,500	2,687,500
David McAtee	3,750,000	1,250,000
Jeff McElfresh	2,745,000[2]	915,000[2]
John Stankey	7,125,000[3]	2,375,000[3]
John Donovan	8,531,250	2,843,750

1 These amounts represent the rounded value of the awards on February 28, 2019 for Mr. Stephenson and January 31, 2019 for the other NEOs, the dates the Committee authorized the awards.

2 Includes supplemental grant of $2,140,000 upon his promotion. Grant was comprised of 75% performance shares and 25% RSUs. The relative TSR payout modifier only applies to his supplemental grant.

3 Includes supplemental grant of $2,000,000 in recognition of his COO duties. Grant was comprised of 75% performance shares and 25% RSUs.

2019 PERFORMANCE SHARE GRANTS

The Performance Shares granted in 2019 are for the 2019-2021 performance period. The Committee determined that the Performance Shares would be tied to a ROIC performance metric with a payout modifier based on a comparison of AT&T’s TSR to our Corporate Peer Group (as shown on page 45).

ROIC Performance Metric

We calculate ROIC for the 2019-2021 performance period by averaging over the three-year performance period: (1) our annual reported net income plus after-tax interest expense minus minority interest, divided by (2) the total of the average debt and average stockholder equity for the relevant year. For mergers and acquisitions over $2.0 billion, we exclude the dilutive impacts of intangible amortization, asset write-offs, accelerated depreciation, and transaction and restructuring costs so that the impact of certain significant transactions, including those which may not have been contemplated in the determination of a performance metric, will not have an impact on the performance results. We also exclude the net impact of certain of the following items after taxes and available collectible insurance, if they exceed, individually or in certain combinations, $500 million in a calendar year and satisfy other conditions; changes in tax laws, changes in accounting, expenses caused by natural disasters or intentionally caused damage to the Company’s property, and non-cash accounting write-downs of goodwill, other intangible assets and fixed assets. Additionally, we disregard gains and losses related to the assets and liabilities of pension and other post-retirement benefit plans (and associated tax effects).

ROIC Payout Table Description

The ROIC target range for the 2019-2021 performance period was set 75 basis points above our cost of capital, a target that we believe to be challenging, but attainable. For performance above or below the performance target range, the number of Performance Shares are increased or reduced, respectively. Potential payouts range from 0% to 150% of the number of Performance Shares granted.

59

COMPENSATION DISCUSSION AND ANALYSIS

TSR Performance Modifier

We believe that TSR is an important measure because it helps ensure that our executives’ interests are aligned with stockholders. This modifier provides that 2019 Performance Share Award payouts may be adjusted based on our TSR (stock appreciation plus reinvestment of dividends) performance relative to our Corporate Peer Group (as shown on page 45). TSR performance will be measured over the entire performance period.

TSR PERFORMANCE MODIFIER
2019-2021 Performance Period
AT&T Return vs. TSR Peer Group	Payout Modifier

Top Quartile	Add 10 Percentage Points to Final ROIC Payout Percentage

Quartile 2 Quartile 3	No Adjustment to ROIC Payout Percentage

Quartile 4	Subtract 10 Percentage Points from Final ROIC Payout Percentage

At the end of the performance period, the number of Performance Shares to be paid out, if any, will be determined by comparing the actual performance of the Company against the predetermined performance objective for ROIC, and modifying the award for relative TSR achievement, if applicable. Performance Shares, if earned, are paid 34% in common stock, 66% in cash.

2019 Restricted Stock Unit Grants

RSUs granted in 2019 vest 100% after four years or upon retirement eligibility, whichever occurs earlier, but do not pay out until the scheduled distribution date. These RSUs receive quarterly dividend equivalents, paid in cash, at the time regular dividends are paid on our common stock. RSUs pay 100% in stock to further tie executive and stockholder interests.

2019 Retention Grant for Mr. McElfresh

Mr. McElfresh received a retention grant of 52,812 shares of Restricted Stock, with an approximate grant date value of $2,000,000, vesting in December 2024. More information on this grant may be found on page 67.

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COMPENSATION DISCUSSION AND ANALYSIS

BENEFITS

Benefits and Personal Benefits

Benefits are an important tool to maintain the market competitiveness of our overall compensation package. We provide personal benefits to our Executive Officers for three main reasons:

•	To effectively compete for talent: These benefits allow us to have a program that is competitive enough to help us in our attraction and retention efforts.

•

To support Executive Officers in meeting the needs of the business: We require our Executive Officers to be available around-the-clock. Therefore, we provide them benefits that allow us to have greater access to them. These benefits should not be measured solely in terms of any incremental financial cost, but rather the value they bring the Company through maximized productivity and availability.

•	To provide for the safety, security, and personal health of executives: We provide Executive Officers certain personal benefits to provide for their safety and personal health.

Benefits for our Executive Officers are outlined below. The Committee continues to evaluate these benefits based on needs of the business and prevailing market practices and trends.

Benefits1

Deferral Opportunities

Tax-qualified 401(k) Plans

Our 401(k) plans offer substantially all employees, including each of the NEOs, the opportunity to defer income and receive company matching contributions. Substantially all of our plans provide our employees the ability to invest in AT&T or other investments. We match 80% of manager contributions, limited to the first 6% of cash compensation (only base salary is matched for officers). Managers hired externally on or after January 1, 20152, do not receive a pension, and to account for the lack of a pension benefit, we increased their 401(k) match to a 7% match on the first 6% of eligible contributions to the 401(k) effective January 1, 2020.

Nonqualified Plans

We provide mid-level and above managers the opportunity for tax-advantaged savings through two nonqualified plans:

•  Stock Purchase and Deferral Plan

This is our principal nonqualified deferral program, which we use to encourage our managers to invest in and hold AT&T common stock on a tax-deferred basis. Under this plan, mid-level managers and above may annually elect to defer, through payroll deductions, up to 30% of their salary and annual bonus (officers, including the NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees) to purchase AT&T deferred share units at fair market value on a tax-deferred basis. Participants receive a 20% match on their deferrals in the form of additional AT&T deferred share units. Participants also receive makeup matching deferred AT&T share units to replace the match that is not available in the 401(k) because of their participation in our nonqualified deferral plans or because they exceeded the IRS compensation limits for 401(k) plans. Officers do not receive the makeup match on the contribution of their short-term awards.

•  Cash Deferral Plan

Through this plan, eligible managers may also defer cash compensation in the form of salaries and bonuses. The plan pays interest at the Moody’s Long-Term Corporate Bond Yield Average, reset annually, which is a common index used by companies for deferral plans. The SEC requires disclosure in the Summary Compensation Table of any earnings on deferred compensation that exceed an amount set by the SEC.

These plans are described more fully on page 76.

Pension Benefits

We offer a tax-qualified group pension plan to a majority of our managers. Managers hired externally on or after January 1, 20152 no longer are eligible to participate in the pension plan, and instead receive an enhanced match in the 401(k) plan.

We also provided supplemental retirement benefits under nonqualified pension plans, or SERPs, to employees who became officers before 2009. In 2019, Mr. Stankey and Mr. Stephens elected to freeze their SERP benefits as if they had retired at the end of 2019. In exchange, they gave up credits under the plan for all future compensation and service. The frozen benefits will earn a fixed rate of interest equal to 3.7% which represents the discount rate used to determine lump sum benefits for participants who retired in 2019. Additional information on pension benefits, including these plans, may be found beginning on page 70, following the “Pension Benefits” table.

1WarnerMedia employees participated in pre-merger Time Warner plans in 2019.

21/1/2016 for managers hired externally by DirecTV.

61

COMPENSATION DISCUSSION AND ANALYSIS

Personal Benefits

We provide our Executive Officers with other limited and market-based personal benefits, as follows:

Benefit/Personal Benefit	Description	Rationale

Financial Counseling	Includes tax preparation, estate planning, and financial counseling.	Allows our executives to focus more on business responsibilities by providing financial counselors to help with their personal financial affairs and tax filings.

Health Coverage	A consumer-driven health plan for certain executives, who must pay a portion of the premiums.	Maintains executives’ health and welfare, helping to ensure business continuity.
Executive Physical	Annual physical for executives who do not receive the health coverage shown above.

Communications	AT&T products and services provided at little or no incremental cost to the Company.	Provides 24/7 connectivity and a focus on services customers purchase.

Automobile	Includes allowance, fuel, and maintenance.	Recruiting and retention tool.

Executive Disability	Provides compensation during a leave of absence due to illness or injury.	Provides security to executives’ family members.
Home Security	Residential security system and monitoring.
Executive Life Insurance	See page 74.

Company-Owned Club Memberships	In some cases, we allow personal use, but do not pay country club fees or dues for Executive Officers.	Affords executives the opportunity to conduct business in a more informal environment.

Personal Use of Company Aircraft

Messrs. Stephenson, Stankey, and Stephens (and Mr. Donovan prior to his retirement) are required to reimburse the incremental Company cost of personal usage, other than for travel to outside board meetings. Other Executive Officers are also required to reimburse the incremental cost of their personal usage unless the CEO decides otherwise on a case-by-case basis. Reimbursements will not be made where prohibited by law.

Provides for safety, security, and reduced travel time so executives may focus on their responsibilities.

Certain of these benefits are also offered as post-retirement benefits to officers who meet age and service requirements. Additional information on these post-retirement benefits can be found beginning on page 73.

62

COMPENSATION DISCUSSION AND ANALYSIS

POLICIES AND RISK MITIGATION

Stock Ownership Guidelines

The Committee has established common stock ownership guidelines for all Executive Officers, as follows. We include vested shares held in our benefit plans in determining attainment of these guidelines.

Level	Ownership Guidelines

CEO	6X Base Salary

Executive Officers	Lesser of 3X Base Salary or 50,000 Shares

All Executive Officers are given 5 years from assuming their position to achieve compliance.

NEO common stock holdings as of December 31, 2019, can be found in the “Common Stock Ownership” section beginning on page 28. As of December 31, 2019, Randall Stephenson held 2,494,363 vested shares of AT&T common stock, a multiple of over 54 times his base salary, well exceeding his 6X requirement. In addition, Mr. Stephenson also holds 571,304 shares of vested RSUs, which are subject to a retention period, making his total vested shares a multiple of over 66 times his base pay.

Equity Retention

Executive Officers are required to hold shares equivalent, in the aggregate, to 25% of the AT&T shares they receive (after taxes and exercise costs) from an incentive, equity, or option award granted to them after January 1, 2012, until they terminate employment with AT&T.

Hedging Policy

Executive officers are prohibited from hedging their AT&T stock or stock-based awards, including through trading in publicly-traded options, puts, calls, or other derivative instruments related to AT&T stock.

Clawback Policy

In addition to the risk moderation actions, we intend, in appropriate circumstances, to seek restitution of any bonus, commission, or other compensation received by an employee as a result of such employee’s intentional or knowing fraudulent or illegal conduct, including the making of a material misrepresentation in our financial statements.

Risk Mitigation

By ensuring that a significant portion of compensation is based on our long-term performance, we reduce the risk that executives will place too much focus on short-term achievements to the detriment of our long-term sustainability. Our short-term incentive compensation is structured so that the accomplishment of short-term goals supports the achievement of long-term goals. These elements work together for the benefit of AT&T and our stockholders and to reduce risk in our incentive plans.

INDEPENDENT COMPENSATION CONSULTANT

The Committee is authorized by its charter to employ independent compensation consultants and other advisors. The Committee has selected Frederic W. Cook & Co., Inc. (FW Cook) to serve as its independent consultant. The consultant reports directly to the Committee. Other than advising the Corporate Governance and Nominating Committee on director compensation, FW Cook provides no other services to AT&T.

The consultant:

•	Attends all Committee meetings;

•	Regularly updates the Committee on market trends, changing practices, and legislation pertaining to executive compensation and benefits;

•	Reviews the Company’s executive compensation strategy and program to ensure appropriateness and market-competitiveness;

•	Makes recommendations on the design of the compensation program and the balance of pay-for-performance elements;

•	Provides market data for jobs held by senior leaders;

•	Analyzes compensation from other companies’ proxy and financial statements for the Committee’s review when making compensation decisions;

•	Assists the Committee in making pay determinations for the Chief Executive Officer; and

•	Advises the Committee on the appropriate comparator groups for compensation and benefits as well as the appropriate peer group against which to measure long-term performance.

The Committee reviewed the following six independence factors, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, when evaluating the consultant’s independence:

•	Other services provided to AT&T

•	Percentage of the consultant’s revenues paid by AT&T

•	Consultant’s policies to prevent conflicts of interest

•	Other relationships with compensation committee members

•	AT&T stock owned by the consultant

•	Other relationships with Executive Officers

Based on its evaluation of the consultant and the six factors listed above, the Committee has determined that the consultant met the criteria for independence.

63

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and Proxy Statement for filing with the SEC.

February 12, 2020	The Human Resources Committee

Beth E. Mooney, Chairman
Scott T. Ford
Michael B. McCallister
Matthew K. Rose
Geoffrey Y. Yang

64

EXECUTIVE COMPENSATION TABLES

The table below contains information concerning the compensation provided to the Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated Executive Officers of AT&T and one additional Executive Officer that retired in 2019 (the Named Executive Officers). Compensation information is provided for the years each person in the table was a Named Executive Officer since 2017.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation (1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compen- sation (4) ($)	Total ($)
R. Stephenson Chairman and CEO	2019	1,800,000	0	19,800,007	0	5,280,000	3,589,196	1,563,722	32,032,925
	2018	1,800,000	0	17,069,774	0	5,192,000	3,517,806	1,538,538	29,118,118
	2017	1,800,000	0	16,699,980	0	5,310,000	3,420,059	1,490,681	28,720,720
J. Stephens Sr. Exec. Vice Pres. and CFO	2019	1,125,000	250,000	10,750,027	0	2,310,000	1,482,271	808,030	16,725,328
	2018	1,096,875	2,000,000	8,542,439	0	2,057,917	1,324,399	620,674	15,642,304
	2017	979,167	0	6,999,984	0	1,710,000	3,574,285	629,371	13,892,807
D. McAtee Sr. Exec. Vice Pres. and General Counsel	2019	1,270,833	250,000	4,999,970	0	2,019,600	365,535	445,438	9,351,376
	2018	1,058,333	5,000,000	4,731,281	0	1,694,000	100,295	265,367	12,849,276
	2017	791,667	0	3,699,987	0	1,350,000	166,390	216,501	6,224,545
J. McElfresh	2019	567,500	0	5,768,525	0	1,067,000	86,404	186,896	7,676,325
CEO-AT&T Communications, LLC
J. Stankey President and COO	2019	2,900,000	0	9,525,340	0	7,566,500	2,113,955	367,211	22,473,006
	2018	2,058,333	2,000,000	6,889,708	0	4,374,333	574,835	655,696	16,552,905
	2017	995,000	0	6,999,984	0	1,800,000	3,356	296,243	10,094,583
J. Donovan Retired CEO-AT&T Communications, LLC	2019	881,250	0	11,374,975	0	1,915,833	2,928,189	9,921,731	27,021,978
	2018	1,175,000	100,000	10,610,326	0	2,310,000	50,211	340,330	14,585,867
	2017	1,035,833	0	9,202,738	0	1,965,000	2,666,182	323,947	15,193,700

Realized Pay

Mr. Stephenson’s realized pay for 2019 was $25,596,550. A summary of realized pay for each of the NEOs is provided on pages 54-58.

Note 1.

Five of the NEOs deferred portions of their 2019 salary and/or non-equity incentive awards into the Stock Purchase and Deferral Plan to make monthly purchases of Company stock in the form of stock units based on the price of the underlying AT&T stock as follows: Mr. Stephenson—$5,556,000, Mr. Stephens—$2,769,500, Mr. Donovan—$280,398, Mr. McAtee—$2,083,138, and Mr. McElfresh—$323,567. Each unit that the employee purchases is paid out in the form of a share of AT&T stock at the time elected by the employee, along with applicable matching shares. The value of the matching contributions made during the relevant year is included under “All Other Compensation.” A description of the Stock Purchase and Deferral Plan may be found on page 76.

Note 2.

Amounts in the Stock Awards column for 2019 represent the grant date values of Performance Shares, Restricted Stock Units and, for Mr. McElfresh, a Restricted Stock grant. The grant date values were determined pursuant to FASB ASC Topic 718. Assumptions used for determining the value of the stock awards reported in these columns are set forth in the relevant AT&T Annual Report to Stockholders in Note 16 to Consolidated Financial Statements, “Share-Based Payments.” The grant date values of Performance Shares included in the table for 2019 were: Mr. Stephenson—$14,849,997, Mr. Stephens—$8,062,513, Mr. Donovan—$8,531,238, Mr. McAtee—$3,749,985, Mr. McElfresh—$2,807,396, and Mr. Stankey—$7,144,013. The number of Performance Shares distributed at the end of the performance period is dependent upon the achievement of performance goals. Depending upon such achievement, the potential payouts range from 0% of the target number of Performance Shares to a maximum payout of 160% of the target number of Performance Shares. The value of the awards (Performance Shares, Restricted Stock Units, and Restricted Stock) will be further affected by the price of AT&T stock at the time of distribution.

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EXECUTIVE COMPENSATION TABLES

Note 3.

Under this column, we report earnings on deferrals of salary and incentive awards to the extent the earnings exceed a market rate specified by SEC rules. For the NEOs, these amounts are as follows for 2019: Mr. Stephenson—$88,517, Mr. Stephens—$0, Mr. Donovan—$68,242, Mr. McAtee—$0, Mr. McElfresh—$3,449, and Mr. Stankey—$1,921. Other amounts reported under this heading represent an increase, if any, in pension actuarial value during the reporting period.

Note 4.

This column includes personal benefits, Company-paid life insurance premiums, Company matching contributions to deferral plans, and payments related to Mr. Donovan’s retirement from the Company. AT&T does not provide tax reimbursements to Executive Officers except under the Company’s relocation plan.

In valuing personal benefits, AT&T uses the incremental cost of the benefits to the Company. To determine the incremental cost of aircraft usage, we multiply the number of hours of personal flight usage (including “deadhead” flights) by the hourly cost of fuel (Company average) and the hourly cost of maintenance (where such cost is based on hours of use), and we add per flight fees such as landing, ramp and hangar fees, catering, and crew travel costs. Mr. Stephenson reimburses the Company for the incremental cost of his personal use of Company aircraft. Messrs. Stephens, Donovan, and Stankey are also required to reimburse the Company for the incremental cost of the personal usage of corporate aircraft, other than for travel to outside board meetings. Other Executive Officers may be required by the CEO to reimburse the incremental cost of their personal usage on a case-by-case basis. Reimbursements will not be made where prohibited by law.

	Stephenson	Stephens	McAtee	McElfresh	Stankey	Donovan
Personal Benefits
Financial counseling (includes tax preparation and estate planning)	21,020	11,500	15,389	10,000	17,063	16,863
Auto benefits	27,097	15,805	19,636	13,064	13,515	10,216
Personal use of Company aircraft	0	0	0	0	38,784	56,957
Health coverage	53,688	51,744	51,744	5,000	53,688	51,744
Club membership	2,834	0	2,793	0	2,793	0
Communications	5,958	2,709	3,486	7,535	2,664	4,625
Home security	52,515	50	50	0	1,273	2,105
Total Personal Benefits	163,112	81,808	93,098	35,599	129,780	142,510
Company matching contributions to deferral plans	1,180,480	512,504	221,838	67,785	13,440	100,664
Life insurance premiums applicable to the employees’ death benefit	220,130	213,718	130,502	83,512	223,991	102,859
Accelerated Vesting of RSA						1,025,698
Cash Severance Payment						7,850,000
Consulting Fees						700,000
Total	1,563,722	808,030	445,438	186,896	367,211	9,921,731

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EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephenson	1/31/19	1,800,000	6,000,000	9,000,000
	2/28/19				190,874	477,185	763,496	159,062			19,800,007
Stephens	1/31/19	787,500	2,625,000	3,937,500	107,286	268,214	429,142	89,405			10,750,027
McElfresh	1/31/19	300,000	1,000,000	2,250,000	15,170	37,924	60,678	12,641			1,519,984
	10/1/19	63,750	212,500	478,125	17,828	44,571	71,314	14,857			2,223,201
	12/12/19							52,812 (3)			2,025,340
McAtee	1/31/19	688,500	2,295,000	3,442,500	49,900	124,750	199,600	41,583			4,999,970
Stankey	1/31/19	2,220,000	7,400,000	11,100,000	74,850	187,126	299,402	62,375			7,500,000
	12/12/19				15,844	39,609	63,374	13,203			2,025,340
Donovan	1/31/19	825,000	2,750,000	6,187,500	113,523	283,807	454,091	94,602			11,374,975

Note 1.

Represents Performance Share awards, discussed beginning on page 59.

Note 2.

Unless otherwise noted, represents Restricted Stock Unit grants, discussed on page 60. The units granted in 2019 are scheduled to vest and distribute in January 2023. Units will also vest upon an employee becoming retirement eligible; however, they are not distributed until the scheduled distribution date. All of the NEOs except for Mr. McAtee and Mr. McElfresh were retirement eligible as of the grant date.

Note 3.

Represents a Restricted Stock Award grant that vests in December 2024.

EMPLOYMENT CONTRACTS

Messrs. Donovan, Stankey, and Stephens

Both the 2016 Incentive Plan and the 2018 Incentive Plan provide that in the event an employee retires while retirement eligible under the plan, an award of Performance Shares will be prorated based on the number of months worked during the performance period. AT&T has provided that Performance Shares granted after September 28, 2017, to Messrs. Donovan, Stankey, or Stephens will not be prorated if they remain employed through December 30, 2020. Further, the Company has agreed that their Performance Shares shall not be prorated if (a) they report to an officer or employee of the Company or any of its affiliates other than the Chief Executive Officer of AT&T Inc.; or (b) if the Company creates a higher-level position (e.g., Vice Chairman or Chief Operating Officer of AT&T Inc.) and they are not placed in that role or an equivalent role. Because Mr. Stankey was appointed Chief Operating Officer, Messrs. Donovan’s and Stephens’ Performance Shares will not be prorated.

Mr. Stankey

Upon closing of the acquisition of WarnerMedia, Mr. Stankey was appointed CEO of WarnerMedia. As part of his new position, he is expected to engage in extensive business travel, which will require him to file state and local income tax returns in a number of jurisdictions. AT&T has agreed to reimburse Mr. Stankey for any legal fees he incurs in the defense of his state and local income tax returns.

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EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Stephenson	379,336	—	25.54	6/15/20
	29,345	—	28.24	2/15/21
2019-2021 Perf. Shares					—	—	763,496	29,837,424
2018-2020 Perf. Shares					—	—	525,728	20,545,450
Stephens	8,454	—	25.32	2/16/20
	38,069	—	25.54	6/15/20
	9,730	—	28.24	2/15/21
	39,919	—	30.35	6/15/21
	2,373	—	29.87	2/15/22
2019-2021 Perf. Shares					—	—	429,142	16,770,869
2018-2020 Perf. Shares – Supplemental Grant							62,204	2,430,932
2018-2020 Perf. Shares							208,280	8,139,582
McAtee
2019-2021 Perf. Shares					—	—	199,600	7,800,368
2018-2020 Perf. Shares – Supplemental Grant					—	—	28,436	1,111,279
2018-2020 Perf. Shares					—	—	120,659	4,715,354
2016 Restricted Stock Units					45,736	1,787,363	—	—
2017 Restricted Stock Units					22,145	865,427	—	—
2018 Restricted Stock Units					26,813	1,047,852	—	—
2018 Restricted Stock Units – Supplemental Grant					6,319	246,947	—	—
2019 Restricted Stock Units					41,583	1,625,064	—	—
Stankey	2,326	—	28.24	2/15/21
2019-2021 Perf. Shares							299,402	11,700,630
2019-2021 Perf. Shares – Supplemental Grant					—	—	63,374	2,476,656
2018-2020 Perf. Shares					—	—	208,280	8,139,582
2018-2020 Perf. Shares – Supplemental Grant					—	—	4,443	173,632
McElfresh
2019-2021 Perf. Shares					—	—	56,886	2,223,105
2019-2021 Perf. Shares – Supplemental Grant					—	—	71,314	2,786,951
2018-2020 Perf. Shares					—	—	18,530	724,152
2018-2020 Perf. Shares – Supplemental Grant							11,492	449,107
2016 Restricted Stock Units					8,444	329,992
2017 Restricted Stock Units					3,681	143,853
2018 Restricted Stock Units					4,118	160,931
2018 Restricted Stock Units – Supplemental Grant					2,554	99,810
2019 Restricted Stock Units					12,641	494,010
2019 Restricted Stock Units – Supplemental Grant					14,857	580,612
2019 Restricted Stock Award					52,812	2,063,893
Donovan
2019-2021 Perf. Shares					—	—	454,091	17,745,876
2018-2020 Perf. Shares					—	—	326,784	12,770,719

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EXECUTIVE COMPENSATION TABLES

Note 1.

Stock options were granted based upon the amount of stock purchased by mid-level and above managers under the Stock Purchase and Deferral Plan, described on page 76. Stock options are not currently offered under the plan. Options were vested at issuance but were not exercisable until the earlier of the first anniversary of the grant or the termination of employment of the option holder. Options expire ten years after the grant date; however, option terms may be shortened due to termination of employment of the holder.

Note 2.

Mr. McElfresh’s 2019 Restricted Stock Award grant vests in December 2024.

Note 3.

Performance Shares are paid after the end of the performance period shown for each award. The actual number of shares paid out is dependent upon the achievement of the related performance objectives and approval of the Committee. In this column, we report the number of outstanding Performance Shares and their theoretical value based on the price of AT&T stock on

December 31, 2019. In calculating the number of Performance Shares and their value, we are required by SEC rules to compare the Company’s performance through 2019 for each outstanding Performance Share grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts. The performance measure for the 2018 and 2019 grants is ROIC with a payout adjustment for relative TSR achievement. As of the end of 2019, the ROIC achievement for each of the 2018 and 2019 grants was above target while the TSR performance was, for the 2018 grant, in the third quartile of the peer group and, for the 2019 grant, in the top quartile of the peer group. As a result, the grants were reported at the maximum payout for ROIC with a +10% payout adjustment for TSR performance for the 2019 grant. There was no TSR adjustment for the 2018 grant.

OPTION EXERCISES AND STOCK VESTED DURING 2019

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephenson	65,763	443,121	428,932	15,051,259
Stephens	23,629	170,777	202,524	6,921,566
McAtee	0	0	68,135	2,494,126
Stankey	7,772	57,618	188,697	6,615,379
McElfresh	0	0	15,442	548,389
Donovan	0	0	332,022	11,423,597

Note 1.

Included in the above amounts are Restricted Stock Units that vested in 2019, but the payment of which was deferred for certain officers. Restricted Stock Units vest at the earlier of the scheduled vesting date or upon the employee becoming retirement eligible. If the units vest because of retirement eligibility, they are not distributed until the scheduled vesting date.

Restricted Stock Units granted in 2019 to the following NEOs vested at grant because of their retirement eligibility but will not be distributed until 2022: Mr. Stephenson—159,062, Mr. Stephens—89,405, Mr. Donovan—94,602, and Mr. Stankey—75,578. Mr. McAtee and Mr. McElfresh were not retirement eligible and their 2015 Restricted Stock Units of 30,339 and 4,399, respectively, vested and were distributed on the scheduled distribution date in 2019.

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EXECUTIVE COMPENSATION TABLES

PENSION BENEFITS (ESTIMATED FOR DECEMBER 31, 2019)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
Stephenson	Pension Benefit Plan—Nonbargained Program	37	1,677,367	0
	Pension Benefit Make Up Plan	15	6,489	0
	SRIP	22	2,573,858	0
	SERP	30	59,766,940	0
Stephens	Pension Benefit Plan—Nonbargained Program	27	1,358,040	0
	Pension Benefit Make Up Plan	8	63,325	0
	SRIP	12	430,192	0
	SERP	27	21,955,038	0
McAtee	Pension Benefit Plan—MCB Program	7	113,924	0
	Pension Benefit Make Up Plan	7	733,109	0
McElfresh	Pension Benefit Plan—Mobility and Southeast Management Program	24	331,819	0
	Pension Benefit Make Up Plan	24	139,250	0
Stankey	Pension Benefit Plan—Nonbargained Program	34	1,691,867	0
	SRIP	19	467,926	0
	SERP	34	29,529,500	0
Donovan	Pension Benefit Plan—MCB Program	10	0	183,848
	SERP	11	16,697,079	0

Note 1.

Pension benefits reflected in the above table were determined using the methodology and material assumptions set forth in the 2019 AT&T Annual Report to Stockholders in Note 15 to Consolidated Financial Statements, “Pension and Postretirement Benefits,” except that, as required by SEC regulations, the assumed retirement age is the specified normal retirement age in the plan unless the plan provides a younger age at which benefits may be received without a discount based on age, in which case the younger age is used. For the Nonbargained Program under the AT&T Pension Benefit Plan and the Pension Benefit Make Up Plan, the assumed retirement age is the date a participant is at least age 55 and meets the “modified rule of 75,” which requires certain combinations of age and service that total at least 75. For the Mobility Program, Southeast Management Program and the Management Cash Balance Program under the AT&T Pension Benefit Plan, the assumed retirement age for the cash balance formula is age 65. For the AT&T SRIP and its successor, the 2005 SERP, the assumed retirement age is the earlier of the date the participant reaches age 60 or has 30 years of service (the age at which an employee may retire without discounts for age).

The SRIP/SERP benefits are reduced for benefits available under the qualified plans and by a specified amount that approximates benefits available under other nonqualified plans included in the table.

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EXECUTIVE COMPENSATION TABLES

QUALIFIED PENSION PLAN

The AT&T/Warner Media Pension Benefit Plan, a “qualified pension plan” under the Internal Revenue Code, covers nearly all of our employees hired before 2015, including each of the NEOs. The applicable benefit accrual formula depends on the subsidiaries that have employed the participant. Effective January 1, 2015, no new management employees are eligible for a pension. However, they do receive an enhanced 401(k) benefit.

Nonbargained Program

Mr. Stephenson, Mr. Stephens, and Mr. Stankey are covered by the Nonbargained Program of the AT&T Pension Benefit Plan, which is offered to most of our pre-2007 management employees. Participants in the Nonbargained Program receive the greater of the benefit determined under the CAM formula or the cash balance formula, each of which is described below.

CAM Formula

For each of Mr. Stephenson, Mr. Stephens, and Mr. Stankey the greater benefit comes from the CAM formula, which is reported in the Pension Benefits table. The CAM formula provides an annual benefit equal to 1.6% of the participant’s average pension-eligible compensation (generally, base pay, commissions, and annual bonuses, but not officer bonuses paid to individuals promoted to officer level before January 1, 2009) for the five years ended December 31, 1999, multiplied by the number of years of service through the end of the December 31, 1999, averaging period, plus 1.6% of the participant’s pension-eligible compensation thereafter. Employees who meet the “modified rule of 75” and are at least age 55 are eligible to retire without age or service discounts. The “modified rule of 75” establishes retirement eligibility when certain combinations of age and service total at least 75.

Cash Balance Formula

The cash balance formula was frozen, except for interest credits, on January 14, 2005. The cash balance formula provided an accrual equal to 5% of pension-eligible compensation plus monthly interest credits on the participant’s cash balance account. The interest rate is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter.

The program permits participants to take the benefit in various actuarially equivalent forms, including various forms of life annuities or, for participants terminating on or after May 25, 2018 and receiving their benefit on or after June 1, 2018, this program permits participants to take the benefit in a full lump sum calculated as the present value of the annuity.

Management Cash Balance Program

Mr. Donovan and Mr. McAtee are covered by the MCB Program of the AT&T Pension Benefit Plan, which is offered to our management employees hired on or after January 1, 2007 (January 1, 2006 for AT&T Mobility) and before January 1, 2015. After completing one year of service, participants in the MCB Program are entitled to receive a cash balance benefit equal to the monthly credit of an age graded basic credit formula ranging from 1.75% to 4% of the participant’s pension-eligible compensation and a 2% supplemental credit for eligible compensation in excess of Social Security Wage Base plus monthly interest credit at an effective annual rate of 4.5% to the participant’s cash balance account. This program permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum.

Mobility and Southeast Management Program

Mr. McElfresh is covered by the Mobility Program, which is also part of the tax-qualified AT&T Pension Benefit Plan. This program covers employees of AT&T Mobility that were hired prior to 2006. The Mobility Program is the qualified pension plan previously offered by AT&T Mobility that was merged into the AT&T Pension Benefit Plan. Participants in the Mobility Program are generally entitled to receive a cash balance benefit equal to the monthly basic benefit credits of 5% of the participant’s pension-eligible compensation (generally, base pay, commissions, and group incentive awards, but not individual awards) plus monthly interest credits on the participant’s cash balance account. The interest rate for cash balance credits is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter. The plan permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum calculated as the greater of the cash balance account balance, or the present value of the grandfathered pension benefit annuity.

In addition, Mr. McElfresh has a pension benefit under the Southeast Management Program, also part of the AT&T Pension Benefit Plan. This benefit accrued during his prior employment period at BellSouth. Going forward, this cash balance account earns only interest credits, with an interest crediting rate for a specific calendar year indexed to the annual yield for the 30-year Treasury Bond securities published for the prior year’s November, but not less than the floor interest crediting rate of 3.79%.

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EXECUTIVE COMPENSATION TABLES

NONQUALIFIED PENSION PLANS

To the extent the Internal Revenue Code places limits on the amounts that may be earned under a qualified pension plan, managers instead receive these amounts under the nonqualified Pension Benefit Make Up Plan but only for periods prior to the person becoming a participant in the SRIP/SERP, described below. The Pension Benefit Make Up Plan benefit is paid in the form of a 10-year annuity or in a lump sum if the present value of the annuity is less than $50,000.

In addition, we offer our Executive Officers and other officers (who became officers prior to 2005) supplemental retirement benefits under the SRIP and, for those serving as officers between 2005-2008, its successor, the 2005 SERP, as additional retention tools. As a result of changes in the tax laws, beginning December 31, 2004, participants ceased accruing benefits under the SRIP, the original supplemental plan. After December 31, 2004, benefits are earned under the SERP. Participants make separate distribution elections (annuity or lump sum) for benefits earned and vested before 2005 (under the SRIP) and for benefits accrued during and after 2005 (under the SERP). Elections for the portion of the pension that accrued in and after 2005, however, must have been made when the officer first participated in the SERP. Vesting in the SERP requires five years of service (including four years of participation in the SERP). Each of the eligible NEOs is vested in the SERP. Regardless of the payment form, no benefits under the SERP are payable until six months after termination of employment. An officer’s benefits under these nonqualified pension plans are reduced by: (1) benefits due under qualified AT&T pension plans and (2) a specific amount that approximates the value of the officer’s benefit under other nonqualified pension plans, determined generally as of December 31, 2008. These supplemental benefits are neither funded by nor are a part of the qualified pension plan.

Each of the NEOs, except for Mr. McAtee and Mr. McElfresh, is eligible to receive SRIP/SERP benefits. Since January 1, 2009, no new officer has been permitted to participate in the SERP.

Calculation of Benefit

Under the SRIP/SERP, the target annual retirement benefit is stated as a percentage of a participant’s annual salary and annual incentive bonus averaged over a specified period described below. The percentage is increased by 0.715% for each year of actual service in excess of, or decreased by 1.43% (0.715% for mid-career hires) for each year of actual service below, 30 years of service. In the event the participant retires before reaching age 60, a discount of 0.5% for each month remaining until the participant attains age 60 is applied to reduce the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement. Of the NEOs currently employed by the Company, only Mr. Stephenson and Mr. Stankey are eligible to retire without either an age or service discount under this plan. These benefits are also reduced by any amounts participants receive under AT&T qualified pension plans and by a frozen, specific amount that approximates the amount they receive under our other nonqualified pension plans, calculated as if the benefits under these plans were paid in the form of an immediate annuity for life.

The salary and bonus used to determine the SRIP/SERP benefit amount is the average of the participant’s salary and actual annual incentive bonuses earned during the 36-consecutive-month period that results in the highest average earnings that occurs during the 120 months preceding retirement. In some cases, the Committee may require the use of the target bonus, or a portion of the actual or target bonus, if it believes the actual bonus is not appropriate. Effective September 1, 2017, for Mr. Donovan and effective June 16, 2018, for Messrs. Stephens and Stankey, the annual earnings used in the SERP’s “highest average earnings” is fixed at $3.0 million.

The target annual retirement percentage for the Chief Executive Officer is 60%, and for other NEOs the target percentage ranges from 50% to 60%. Beginning in 2006, the target percentage was limited to 50% for all new participants (see note above on limiting new participants after 2008). If a benefit payment under the plan is delayed by the Company to comply with Federal law, the delayed amounts will earn interest at the rate the Company uses to accrue the present value of the liability, and the interest will be included in the appropriate column(s) in the “Pension Benefits” table.

Mr. Stephenson’s Benefit

Mr. Stephenson’s SERP benefit was modified in 2010. For purposes of calculating his SERP benefit, the Company froze his compensation as of June 30, 2010. He stopped accruing age and service credits as of December 31, 2012, at which time his benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 5.8%.

Mr. Stankey’s and Mr. Stephens’ Benefits

Mr. Stankey’s and Mr. Stephens’ SERP benefits were modified in 2019. For purposes of calculating their SERP benefits, the Company froze their compensation and stopped accruing age and service credits as of December 31, 2019, at which time their benefits were determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 3.7%.

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EXECUTIVE COMPENSATION TABLES

Forms of Payment

Annuity

Participants may receive benefits as an annuity payable for the greater of the life of the participant or ten years. If the participant dies within ten years after leaving the Company, then payments for the balance of the ten years will be paid to the participant’s beneficiary. Alternatively, the participant may elect to have the annuity payable for life with 100% or 50% payable upon his or her death to his or her beneficiary for the beneficiary’s life. The amounts paid under each alternative (and the lump sum alternative described below) are actuarially equivalent. As noted above, separate distribution elections are made for pre-2005 benefits and 2005 and later benefits.

Lump Sum

Participants may elect that upon retirement at age 55 or later to receive the actuarially determined net present value of the benefit as a lump sum, rather than in the form of an annuity. To determine the net present value, we use the discount rate used for determining the projected benefit obligation at December 31 of the second calendar year prior to the year of retirement. Participants may also elect to take all or part of the net present value over a fixed period of years elected by the participant, not to exceed 20 years, earning interest at the same discount rate. A participant is not permitted to receive more than 30% of the net present value of the benefit before the third anniversary of the termination of employment, unless he or she is at least 60 years old at termination, in which case the participant may receive 100% of the net present value of the benefit as early as six months after the termination of employment. Eligible participants electing to receive more than 30% of the net present value of the benefit within 36 months of their termination must enter into a written noncompetition agreement with us and agree to forfeit and repay the lump sum if they breach that agreement.

OTHER POST-RETIREMENT BENEFITS

The NEOs who retire after age 55 with at least five years of service or who are retirement eligible under the “modified rule of 75” continue to receive the benefits shown in the following table after retirement, except that of the NEOs, only Mr. Stephenson is entitled to receive executive health coverage after retirement. Benefits that are available generally to managers are omitted from the table. All the NEOs except for Mr. McAtee and Mr. McElfresh are currently retirement eligible.

Financial counseling benefits will be made available to the Executive Officers for 36 months following retirement or, in the event of the Executive Officer’s death, to the surviving spouse for one year after death, whichever occurs first. We do not reimburse taxes on personal benefits for Executive Officers, other than certain non-deductible relocation costs, which along with the tax reimbursement, we make available to nearly all management employees. Through December 31, 2017, the executive health coverage supplemented the group health plan. Effective January 1, 2018, the executive health coverage is the primary and sole health coverage for eligible participants. The coverage is provided to Mr. Stephenson post-employment based on eligibility provisions that existed before he became CEO. During their employment, officers are subject to an annual deductible on health benefits, co-insurance, and must pay a portion of the premium. Officers who are eligible to receive the executive health coverage in retirement have no annual deductible or co-insurance, but they must pay larger premiums. In addition, we also provide communications, broadband/TV and related services and products; however, to the extent the service is provided by AT&T, it is typically provided at little or no incremental cost. These benefits are subject to amendment.

OTHER POST-RETIREMENT BENEFITS

Personal Benefit	Estimated Amount (valued at our incremental cost)
Financial counseling	Maximum of $14,000 per year for 36 months
Financial counseling provided in connection with retirement	Maximum of $20,000 total
Estate planning	Maximum of $10,000 per year for 36 months
Communication benefits	Average of $4,400 annually
Health coverage (Mr. Stephenson only)	$47,300 annually, which is in addition to required contributions from the employee

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EXECUTIVE COMPENSATION TABLES

In the event of the officer’s death, the officer’s unvested Restricted Stock Units and Restricted Stock, if any, will vest, and outstanding Performance Shares will pay out at 100% of target. As a result, if an active NEO had died at the end of 2019, the amounts of Restricted Stock Units and/or Restricted Stock, as applicable, that would have vested and been distributed are: Mr. McAtee—$5,572,653 and Mr. McElfresh—$3,873,101. The amounts of Performance Shares that would have distributed are as follows: Mr. Stephenson—$32,345,344, Mr. Stephens—$17,528,787, Mr. McAtee—$8,759,626, Mr. McElfresh—$4,006,052, and Mr. Stankey—$14,402,934.

In the event of termination of employment due to disability, unvested Restricted Stock Units and Restricted Stock, if any, will vest; however, Restricted Stock Units will not pay out until their scheduled vesting distribution times. As a result, if such an event had occurred to an NEO at the end of 2019, Mr. McAtee’s Restricted Stock Units ($5,572,653) and Mr. McElfresh’s Restricted Stock ($2,063,893) and Restricted Stock Units ($1,809,208), would have vested. Conversely, Performance Shares will not be accelerated in the event of a termination due to disability but will be paid without proration, based solely on the achievement of the pre-determined performance goals.

We pay recoverable premiums on split-dollar life insurance that provides a specified death benefit to beneficiaries of each NEO. The benefit is equal to one times salary during the officer’s employment, except for the CEO who receives two times salary. After retirement, for officers who first participated beginning in 1998, the death benefit remains one times salary until he or she reaches age 66; the benefit is then reduced by 10% each year until age 70, when the benefit becomes one-half of his or her final salary. For officers who participated prior to 1998, including Messrs. Stephenson and Stephens, the post-retirement death benefit is one times salary. In addition, managers who were officers prior to 1998 are entitled to additional one times salary death benefit while employed and during retirement.

In addition to the foregoing, each of the active NEOs purchased optional additional split-dollar life insurance coverage equal to two times salary, which is subsidized by the Company. If the policies are not fully funded upon the retirement of the officer, we continue to pay our portion of the premiums until they are fully funded. The officer’s premium obligation ends at age 65.

Mr. Stephens elected to take his death benefits in the form of a ten-year Company-paid annuity payable after death, using an 11% discount rate based on 185% of the value of the death benefits. The increase in the value of the death benefits is to offset the income taxes that will result from the Company-paid benefit that would not be applicable in the case of insurance payments. This alternative payment method was available only to officers who elected the annuity before 1998. If Mr. Stephens had passed away at the end of 2019, his annual death benefit for ten years would have been $1,398,839.

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EXECUTIVE COMPENSATION TABLES

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan (1)	Executive Contributions in Last FY (2) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (2)(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)

Stephenson	Stock Purchase and Deferral Plan	5,472,400	1,167,440	5,032,277	6,012,339	17,151,123

	Cash Deferral Plan	900,000	—	479,000	5,896,691	10,513,923

Stephens	Stock Purchase and Deferral Plan	2,292,521	499,064	1,679,758	413,405	6,290,117

McAtee	Stock Purchase and Deferral Plan	804,438	208,398	284,619	571,680	1,261,274

Stankey	Stock Purchase and Deferral Plan	—	—	539,881	218,055	1,680,492

	Cash Deferral Plan	—	—	10,379	—	243,479

McElfresh	Stock Purchase and Deferral Plan	206,725	54,345	314,444	84,388	1,121,057

	Cash Deferral Plan	72,419	—	18,638	—	447,866

Donovan	Stock Purchase and Deferral Plan	280,398	87,503	108,874	445,108	448,604

	Cash Deferral Plan	2,289,500	—	368,885	—	8,989,968

Note 1.

Amounts attributed to the Stock Purchase and Deferral Plan or to the Cash Deferral Plan also include amounts from their predecessor plans. No further contributions are permitted under the predecessor plans.

Note 2.

Of the amounts reported in the contributions and earnings columns and also included in the aggregate balance column in the table above, the following amounts are reported as compensation for 2019 in the “Summary Compensation Table”: Mr. Stephenson—$2,695,957, Mr. Stephens—$836,564, Mr. Donovan—$436,143, Mr. McAtee—$589,336, Mr. McElfresh—$164,512, and Mr. Stankey— $1,921. Of the amounts reported in the aggregate balance column, the following aggregate amounts were previously reported in the “Summary Compensation Table” for 2018 and 2017, combined: Mr. Stephenson—$7,177,507, Mr. Stephens—$3,579,521, Mr. Donovan—$3,785,190, Mr. McAtee—$761,000, McElfresh—$0, and Mr. Stankey—$5,266.

Note 3.

Aggregate Earnings include interest, dividend equivalents, and stock price appreciation/depreciation. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” includes only the interest that exceeds the SEC market rate, as shown in footnote 3 to the “Summary Compensation Table”.

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EXECUTIVE COMPENSATION TABLES

STOCK PURCHASE AND DEFERRAL PLAN (SPDP)

Under the SPDP and its predecessor plan, mid-level managers and above may annually elect to defer up to 30% of their salary and annual bonus. Officers, including the NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees. In addition, the Committee may approve other contributions to the plan. Contributions are made through payroll deductions and are used to purchase AT&T deferred share units (each representing the right to receive a share of AT&T stock) at fair market value on a tax-deferred basis. Participants receive a 20% match in the form of additional deferred share units; however, with respect to short-term awards, officer level participants receive the 20% match only on the purchase of deferred share units that represent no more than their target awards. In addition, the Company provides “makeup” matching contributions in the form of additional deferred share units in order to generally offset the loss of match in the 401(k) plan caused by participation in the SPDP and the CDP, and to provide match on compensation that exceeds Federal compensation limits for 401(k) plans. The makeup match is an 80% match on contributions from the first 6% of salary and bonus (the same rate as used in the Company’s principal 401(k) plan), reduced by the amount of matching contributions the employee is eligible to receive (regardless of actual participation) in the Company’s 401(k) plan. (For certain managers hired after January 1, 2015, the 401(k) match and SPDP makeup match is (effective January 1, 2020) 133% on contributions from the first 3% of salary and bonus and 100% for the next 3%.) Officer level employees do not receive a makeup match on the contribution of their short-term awards. Deferrals are distributed in AT&T stock at times elected by the participant. For salary deferrals prior to 2011 and bonus deferrals prior to 2012, in lieu of the 20% match, participants received two stock options for each deferred share unit acquired. Each stock option had an exercise price equal to the fair market value of the stock on the date of grant.

CASH DEFERRAL PLAN (CDP)

Managers who defer at least 6% of salary in the SPDP may also defer up to 50% (25% in the case of mid-level managers) of salary into the CDP. Similarly, managers that defer 6% of bonuses in the SPDP may also defer bonuses in the CDP, subject to the same deferral limits as for salary; however, officer level managers may defer up to 95% of their short-term award into the CDP without a corresponding SPDP deferral. In addition, the Committee may approve other contributions to the plan. We pay interest at the Moody’s Long-Term Corporate Bond Yield Average for the preceding September (the Moody’s rate), a common index used by companies. Pursuant to the rules of the SEC, we include in the “Summary Compensation Table” under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” any earnings on deferred compensation that exceed a rate determined in accordance with SEC rules. Deferrals are distributed at times elected by the participant. Similarly, under its predecessor plan, managers could defer salary and incentive compensation to be paid at times selected by the participant. No deferrals were permitted under the prior plan after 2004. Account balances in the prior plan are credited with interest at a rate determined annually by the Company, which will be no less than the prior September Moody’s rate.

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EXECUTIVE COMPENSATION TABLES

AT&T SEVERANCE POLICY

Under the AT&T Severance Policy, the Company will not provide severance benefits to an Executive Officer that exceed 2.99 times the officer’s annual base salary, plus target bonus, unless the excess payment receives prior stockholder approval or is ratified by stockholders at a regularly scheduled annual meeting within the following 15 months.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

Change in Control

An acquisition in our industry can take a year or more to complete, and during that time it is critical that the Company have continuity of its leadership. If we are in the process of being acquired, our officers may have concerns about their employment with the new company. Our Change in Control Severance Plan offers benefits so that our officers may focus on the Company’s business without the distraction of searching for new employment. The Change in Control Severance Plan covers our officers, including each of the NEOs.

Description of Change in Control Severance Plan

The Change in Control Severance Plan provides an officer who is terminated or otherwise leaves our Company for “good reason” after a change in control a payment equal to 2.99 times the sum of the executive’s most recent salary and target bonus. The Company is not responsible for the payment of excise taxes (or taxes on such payments). In 2014, the Company eliminated health, life insurance and financial counseling benefits from the plan.

“Good reason” means, in general, assignment of duties inconsistent with the executive’s title or status; a substantial adverse change in the nature or status of the executive’s responsibilities; a reduction in pay; or failure to pay compensation or continue benefits. For the CEO, we eliminated a provision that defined “good reason” to include a good faith determination by the executive within 90 days of the change in control that he or she is not able to discharge his or her duties effectively.

Under the plan, a change in control occurs: (a) if anyone (other than one of our employee benefit plans) acquires more than 20% of AT&T’s common stock, (b) if within a two-year period, the Directors at the beginning of the period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of the period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, (c) upon consummation of a merger where AT&T Inc. is one of the merging entities and where persons other than the AT&T stockholders immediately before the merger hold more than 50% of the voting power of the surviving entity, or (d) upon our stockholders’ approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

If a change in control and a subsequent termination of employment of the NEOs had occurred at the end of 2019 in accordance with the Change in Control Severance Plan, the following estimated severance payments would have been paid in a lump sum.

POTENTIAL CHANGE IN CONTROL SEVERANCE PAYMENTS

AS OF DECEMBER 31, 2019

Name	Severance ($)
Stephenson	23,322,000
Stephens	11,212,500
McAtee	10,674,300
McElfresh	6,166,875
Stankey	30,797,000

None of the NEOs hold stock awards that would be subject to automatic vesting in connection with a change in control.

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OTHER INFORMATION

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS

A copy of AT&T’s Annual Report to the SEC on Form 10-K for the year 2019 may be obtained without charge upon written request to AT&T Stockholder Services, 208 S. Akard, Room 1830, Dallas, Texas 75202. AT&T’s Corporate Governance Guidelines, Code of Ethics, and Committee Charters for the following committees may be viewed online at www.att.com and are also available in print to anyone who requests them (contact AT&T Stockholder Services at the above address): Audit Committee, Human Resources Committee, Corporate Governance and Nominating Committee, Corporate Development and Finance Committee, Public Policy and Corporate Reputation Committee, and Executive Committee.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

If a stockholder wishes to present a proposal or nominate a person for election as a Director at the 2021 Annual Meeting of Stockholders without such proposal or nomination being included in the Company’s proxy materials, such proposal or nomination must be received by the Senior Vice President-Assistant General Counsel and Secretary of AT&T at 208 S. Akard, Suite 2954, Dallas, Texas 75202 not less than 90 days nor more than 120 days before the anniversary of the prior Annual Meeting of Stockholders. Since the Annual Meeting of Stockholders will be held on April 24, 2020, written notice of any such proposal or nomination must be received by the Company no earlier than December 26, 2020, and no later than January 25, 2021. In addition, such proposal or nomination must meet certain other requirements and provide such additional information as provided in the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained without charge from the Senior Vice President-Assistant General Counsel and Secretary of AT&T. Special notice provisions apply under the Bylaws if the date of the Annual Meeting is more than 30 days before or 70 days after the anniversary date.

Stockholder proposals intended to be included in the proxy materials for the 2021 Annual Meeting must be received by November 11, 2020. Such proposals should be sent in writing by courier or certified mail to the Senior Vice President-Assistant General Counsel and Secretary of AT&T at 208 S. Akard Street, Suite 2954, Dallas, Texas 75202. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner.

Nominations for a Director intended for inclusion in the Company’s proxy materials for the 2021 Annual Meeting must be made in accordance with the proxy access provisions of the Company’s Bylaws and such nomination must be received by the Senior Vice President-Assistant General Counsel and Secretary of AT&T at 208 S. Akard, Suite 2954, Dallas, Texas 75202 not less than 120 days nor more than 150 days before the anniversary of the date that the Company mailed its Proxy Statement for the prior year’s Annual Meeting of Stockholders. For the 2021 Annual Meeting, written notice of any such nomination must be received by the Company no earlier than October 16, 2020 and no later than November  11, 2020.

HOUSEHOLDING INFORMATION

No more than one annual report and Proxy Statement will be sent to multiple stockholders sharing an address unless AT&T has received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent annual report and/or the Proxy Statement by writing the transfer agent at: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling (800) 351-7221. Stockholders calling from outside the United States may call (781) 575-4729. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the Proxy Statement may write or call the transfer agent at the above address or phone numbers to request a change.

COST OF PROXY SOLICITATION

The cost of soliciting proxies will be borne by AT&T. Officers, agents and employees of AT&T and its subsidiaries and other solicitors retained by AT&T may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of AT&T. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. AT&T has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $23,500, plus expenses.

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OTHER INFORMATION

CEO PAY RATIO

We determined the pay ratio by dividing the total 2019 compensation of the CEO as disclosed in the Summary Compensation Table by the total 2019 compensation of the median employee, using the same components of compensation as used in the Summary Compensation Table for the CEO.

Our median employee for 2019 was determined using the compensation of employees who were actively employed on October 1, 2019 (the Measurement Date). We used their cash compensation for the first 3 quarters of the year to determine the median employee.

Determination of Number of Employees for Selection of Median Employee

The total compensation of our median employee, $98,630 was determined using the same methodology we use for Mr. Stephenson’s Summary Compensation Table compensation, and we included the cost of group health and welfare benefits. The total compensation of the CEO Randall L. Stephenson was $32,032,925, which includes the value of Mr. Stephenson’s health benefits. The final pay ratio calculation is 325:1.

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ANNEX A

The following tables reconcile our free cash flow (FCF), earnings per share (EPS), Net Debt to Adjusted EBITDA and Entertainment Group EBITDA metrics, discussed on page 39, to the most comparable metrics under U.S. generally accepted accounting principles (GAAP).

Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to stockholders.

FREE CASH FLOW

Dollars in millions	Twelve Months Ended December 31, 2019
Net Cash Provided by Operating Activities	$48,668
Less: Capital expenditures	(19,635)
Free Cash Flow	29,033

Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base or operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP.

When discussing our segment, business unit and supplemental results, EBITDA excludes equity in net income (loss) of affiliates, and depreciation and amortization from operating contribution.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T’s ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing operating performance with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which management is responsible and upon which we evaluate performance.

There are material limitations to using these non-GAAP financial measures. EBITDA, as we have defined it, may not be comparable to similarly titled measures reported by other companies. Furthermore, this performance measure does not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. For market comparability, management analyzes performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

ENTERTAINMENT GROUP EBITDA

Dollars in millions	Twelve Months Ended December 31, 2019
Entertainment Group Operating Contribution	$ 4,822
Add: Equity in net (income) loss of affiliates	-
Add: Depreciation and amortization	5,276
Entertainment Group EBITDA	10,098

ANNEX A

Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters Adjusted EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt.

NET DEBT TO ADJUSTED EBITDA

Dollars in millions	Twelve Months Ended December 31, 2019
Net Income	$ 14,975
Add: Income tax expense	3,493
Add: Interest expense	8,422
Add: Equity in net (income) loss of affiliates	(6)
Add: Other (income) expense - net	1,071
Add: Depreciation and amortization	28,217
EBITDA	56,172
Adjustments:
Time Warner and other merger adjustments	1,033
Employee separation costs	624
Asset abandonments and impairments	1,458
Adjusted EBITDA	59,287
End-of-period current debt	11,438
End-of-period long-term debt	151,709
Total End-of-Period Debt	163,147
Less: Cash and cash equivalents	(12,130)
Net Debt Balance	151,017
Annualized Net Debt to Adjusted EBITDA Ratio	2.547

AT&T Corporate Responsibility

2025 Goals

Our Network & Our Customers	Our Supply Chain	Our Communities

AT&T will enable carbon savings to our customers 10 times the footprint of our operations by enhancing the efficiency of our network and delivering sustainable customer solutions.	We will work with our industry peers to develop and promote adoption of sustainability metrics that will transform the environmental and social impact of technology supply chains.

We will invest resources,

develop initiatives, and

collaborate with stakeholders to

close the skills gap by helping to

increase the number of

Americans with high-quality,

post- secondary degrees or

credentials to 60%.

Awards, Ratings and Rankings

Best ESG Reporting

For more information and for a complete list of external recognition, visit att.com/csr

Your vote matters – here’s how to vote!
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Votes submitted electronically must be received before the polls close on April 24, 2020.

Online Go to www.envisionreports.com/att or scan the QR code – login details are located in the shaded bar below.

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▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Election of Directors – The Board of Directors recommends a vote FOR the listed nominees.

1.	Election of 13 Directors.	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Randall L. Stephenson	☐	☐	☐	06 - William E. Kennard	☐	☐	☐	11 - Matthew K. Rose	☐	☐	☐
	02 - Samuel A. Di Piazza, Jr.	☐	☐	☐	07 - Debra L. Lee	☐	☐	☐	12 - Cynthia B. Taylor	☐	☐	☐

	03 - Richard W. Fisher	☐	☐	☐	08 - Stephen J. Luczo	☐	☐	☐	13 - Geoffrey Y. Yang	☐	☐	☐

	04 - Scott T. Ford	☐	☐	☐	09 - Michael B. McCallister	☐	☐	☐

	05 - Glenn H. Hutchins	☐	☐	☐	10 - Beth E. Mooney	☐	☐	☐

B	Management Proposals – The Board of Directors recommends a vote FOR Items 2 and 3.

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of appointment of independent auditors.	☐	☐	☐	3.	Advisory approval of executive compensation.	☐	☐	☐

C	Stockholder Proposals – The Board of Directors recommends a vote AGAINST Items 4 - 6.

		For	Against	Abstain			For	Against	Abstain

4.	Independent Board Chairman.	☐	☐	☐	5.	Employee Representative Director.	☐	☐	☐

		For	Against	Abstain

6.	Improve Guiding Principles of Executive Compensation.	☐	☐	☐

∎		1 U P X	+

001CSP00CC	036NZG

AT&T Inc. 2020 Annual Meeting of Stockholders	Admission Ticket

Friday, April 24, 2020	Upon arrival, please present this admission ticket and photo ID
Doors open at 7:30 a.m. local time	at the registration desk
Meeting begins at 9:00 a.m. local time

Moody Performance Hall

2520 Flora Street

Dallas, TX 75201

Directions:

Complimentary parking is available as indicated on the map.

Upon arrival, please present this admission ticket and a government-issued photo identification. All shareholders and guests are required to present a government-issued photo identification. For safety and security reasons, use of recording devices and still video cameras are not permitted. In addition, signs, placards, leaflets, computers, large bags, briefcases, packages, and weapons will not be permitted in the building.

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▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 24, 2020.

The undersigned hereby appoints Randall L. Stephenson and John J. Stephens, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Annual Meeting of Stockholders to be held on April 24, 2020, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, it will be treated as an instruction to vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting. +

The Board of Directors recommends a vote FOR all nominees, FOR Items 2 and 3, and AGAINST the stockholder proposals (Items 4 - 6) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign below and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone, through the Internet or mail it to Computershare, PO Box 505044, Louisville KY 40233-9720. This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the (a) plan administrator for shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan) and (b) plan administrator or trustee for shares held on your behalf under any of the following employee benefit plans: the AT&T Retirement Savings Plan; the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; and the BellSouth Savings and Security Plan. Shares in the employee benefit plans, for which voting instructions are not received (uninstructed shares) will not be voted, subject to the trustee’s fiduciary obligations. To allow sufficient time for voting by the trustees and/or administrators of the employee benefit plans, your voting instructions must be received by April 21, 2020.

D	Non-Voting Items

Change of Address – Please print new address below.

E	Authorized Signatures – This section must be completed for your instructions to be executed.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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